UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Fox Corporation

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November 14, 2019 at 10:00 a.m. (Pacific Time)

Zanuck Theatre at Fox Studios

10201 West Pico Boulevard, Los Angeles, California 90035

Fox Corporation 1211 Avenue of the Americas New York, New York, 10036 (212) 852-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 14, 2019

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Fox Corporation (the “Company”) will be held on November 14, 2019 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.

At the Annual Meeting, the Company’s stockholders will be asked to:

•	elect the seven Directors identified in this proxy statement to the Company’s Board of Directors;

•	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020;

•	approve, on an advisory basis, named executive officer compensation;

•	approve, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation; and

•	consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Company’s proxy statement. While all of the Company’s stockholders are invited to attend the Annual Meeting, only stockholders of record of the Company’s Class B Common Stock (“Class B Common Stock”) at the close of business on September 16, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are not entitled to notice and to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.

Important Information for Holders of Class B Common Stock

It is important that your shares of Class B Common Stock be represented and voted at the Annual Meeting. If you are a holder of shares of Class B Common Stock, you may submit a proxy for those shares by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials, or if you requested a paper proxy card, you may submit your proxy by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person even if you previously submitted a proxy. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy for your shares of Class B Common Stock by telephone or the Internet or, if you requested a paper proxy card, by completing and returning the proxy card as promptly as possible prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting.

The Annual Meeting will be audiocast live on the Internet at https://investor.foxcorporation.com/annual-meeting. If you would like to attend the Annual Meeting in person, please refer to the information regarding admission requirements, transportation and other logistical information contained in the Company’s proxy statement in the section titled “Information About the Annual Meeting.”

If you would like to register to receive materials relating to next year’s annual meeting of stockholders electronically instead of by mail, please select the “Email Alerts” link in the “Resources” section of the Company’s website at www.foxcorporation.com. We highly recommend that you consider electronic delivery of these documents as it reduces the amount of paper used and mailed to your home.

Laura A. Cleveland

Senior Vice President and

Corporate Secretary

New York, New York

September 23, 2019

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY SHARES OF CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE SUBMIT A PROXY FOR YOUR SHARES BY TELEPHONE OR INTERNET OR, IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY BY TELEPHONE, INTERNET OR PROXY CARD.

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include, among others, the words “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” or any other similar words. Although the Company’s management believes that the expectations reflected in any of the Company’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. Important factors that could cause the Company’s actual results, performance and achievements to differ materially from those estimates or projections contained in the Company’s forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions. For more detailed information about these factors, see Item 1A, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Caution Concerning Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the period ended June 30, 2019.

Forward-looking statements in this proxy statement speak only as of the date hereof. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement made herein or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in our expectations, except as required by law.

EXECUTIVE SUMMARY

This proxy statement is first being made available to stockholders on or about September 23, 2019 in connection with the solicitation by the Board of Directors (the “Board”) of Fox Corporation of proxies for use at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Except as otherwise indicated or where the context otherwise requires, in this proxy statement, “FOX,” the “Company,” “we,” “us” and “our” refer to Fox Corporation.

We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.

2019 Annual Meeting of Stockholders

Date and Time:	November 14, 2019 at 10:00 a.m. (Pacific Time)
Place:	Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035
Record Date:	September 16, 2019
Voting:

Holders of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), are entitled to one vote per share on all matters to be presented at the Annual Meeting.

Holders of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) are not entitled to vote on the matters to be presented at the Annual Meeting. The Class A Common Stock and Class B Common Stock are referred to collectively in this proxy statement as the “Common Stock.”

Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock.

Meeting Agenda Items

Proposal	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: Election of Directors	4	Majority of votes cast	FOR each Director nominee
Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year Ending June 30, 2020	16	Majority of votes cast	FOR
Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation	20	Majority of votes cast	FOR
Proposal No. 4: Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	52	Plurality of votes cast	“1 YEAR”

Board Nominees

Director	Director Since	Independent	Committee Memberships
			A	C	NCG
K. Rupert Murdoch AC	2019
Lachlan K. Murdoch	2019
Chase Carey	2019
Anne Dias	2019	✓	✓	✓	✓
Roland A. Hernandez	2019	✓	Chair		✓
Jacques Nasser AC	2019	✓ (Lead Independent Director)	✓	Chair
Paul D. Ryan	2019	✓		✓	Chair

A = Audit Committee

C = Compensation Committee

NCG = Nominating and Corporate Governance Committee

2019 Proxy Statement	1

2019 Business Highlights

Formation of FOX and 21CF Merger with Disney

FOX became a standalone publicly traded company on March 19, 2019, when Twenty-First Century Fox, Inc. (now known as TFCF Corporation) (“21CF”) distributed, on a pro rata basis, all the issued and outstanding common stock of the Company to 21CF stockholders. Following the distribution, the Company’s Class A Common Stock and Class B Common Stock began trading independently on The Nasdaq Global Select Market. We refer to the foregoing as the “Transaction.”

In connection with the Transaction, the Company was formed with a focused portfolio of domestic media assets in live news and sports and original entertainment programming, including leading brands FOX News Media, FOX Sports, FOX Entertainment and FOX Television Stations. The remaining 21CF assets were acquired by The Walt Disney Company (“Disney”) through a series of transactions contemplated by the amended and restated merger agreement (the “21CF Disney Merger Agreement”) among 21CF, Disney and certain Disney subsidiaries, pursuant to which, among other things, 21CF became a wholly-owned subsidiary of Disney (the “Disney Merger”).

The formation of FOX created a focused company that produces and distributes compelling live news and sports and entertainment content through our iconic brands, FOX News Media, FOX Sports, FOX Entertainment and FOX Television Stations. The breadth and depth of our footprint allow us to deliver content that engages and informs audiences, develop deeper consumer relationships and create more compelling product offerings. FOX will continue to be focused on growth, investing in both organic and external opportunities, whether for acquisitions of businesses, programming, or expanding our capabilities—while maintaining an efficient capital structure and providing appropriate returns of capital to stockholders.

With the successful closing of the Transaction, the Company obtained a tax basis in its assets equal to their respective fair market values. This will result in estimated annual tax deductions of approximately $1.5 billion, principally over the next 15 years related to the amortization of the additional tax basis. The amortization is estimated to reduce the Company’s annual cash tax liability by approximately $370 million per year at the current combined federal and state applicable tax rate of 25%. A detailed discussion of the taxes paid in connection with the Transaction appears in Note 1 to the audited consolidated and combined financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2019.

Even with the transformative events in the formation of the Company and closing of the Transaction, the Company delivered strong operational and financial performance in the fiscal year ended June 30, 2019 (“fiscal 2019”). Following the Transaction, the Company continues to make progress towards our fundamental priorities of delivering quality live programming to power our core brands, securing full value for our content and positioning ourselves for long-term growth. Our fiscal 2019 highlights include:

•

The strength of the Company’s cable network and television brands led to double-digit affiliate revenue growth in fiscal 2019, with the growth driven by pricing strength partially offset by continued pay television subscriber declines. The broad carriage of our key channels, including distribution on nearly all major digital multi-channel video programming distributor platforms, reflects the “must have” nature of our content.

•

Our first season of broadcasting National Football League (“NFL”) Thursday Night Football and record political advertising revenue due to the U.S. midterm elections at the FOX Television Stations Group led to double-digit advertising growth.

•

FOX News led the cable news landscape, maintaining its position as the number one network on basic cable in both primetime and total day viewing in fiscal 2019 and marked 17 consecutive years as the number one network in cable news.

•

FOX Business achieved its second highest rated year ever in fiscal 2019 and, as of June 2019, it has been the most-watched business network for 10 of the last 11 quarters by total business day viewers.

•

FOX Sports was the leader in the consumption of live events in fiscal 2019 with 248.8 billion minutes of live sports viewing and successfully extended its exclusive rights to broadcast certain premier Major League Baseball (“MLB”) content, including the World Series and All-Star Game, through the 2028 MLB season.

•

Fox Entertainment ended the broadcast season with increased cross-platform entertainment viewership on the strength of its breakout hit, The Masked Singer, the number one new entertainment series on broadcast television, and 9-1-1, Empire, and Last Man Standing.

•	FOX Television Stations is now number one in the locally programmed daytime daypart, 5:00 a.m. to 5:00 p.m., in our markets and produces nearly 1,000 hours of local news every week.

2	2019 Proxy Statement

•

Our coordinated digital investment in our products and platforms has enabled the FOX network of digital properties, including new services like FOX Nation and pay-per-view boxing events, to now generate an average monthly audience of over 200 million unique visitors and nearly 10 billion minutes of content consumption. It has also diversified our digital revenue streams and enabled us to better monetize our reach and engagement.

•

The Company and The Stars Group Inc. (“The Stars Group”) announced plans to launch FOX Bet, a national media and sports wagering partnership in the United States. FOX Sports and The Stars Group have entered into a long-term commercial agreement through which FOX Sports will provide The Stars Group with an exclusive license to use certain FOX Sports trademarks. In addition, the Company invested $236 million to acquire a 4.99% equity interest in The Stars Group.

Corporate Governance Matters

•

Director Accountability. Each Board member is elected annually with a majority vote standard in uncontested elections and a Director resignation policy in the event a Director does not receive a majority of votes cast in an uncontested election.

•

Independent Board Oversight. The Board has elected a Lead Independent Director who has substantive responsibilities and significant authority including over meeting schedules, agendas and information sent to the Board. The Board holds regular executive sessions of the independent Directors without management present and the Lead Independent Director presides over such sessions.

•	Independent Board Committees. Only independent Directors serve on the Board’s key committees.

•	Stock Ownership Requirements. The Compensation Committee maintains stock ownership guidelines for our named executive officers and non-executive Directors and monitors compliance with such guidelines.

•

Prohibition on Hedging and Pledging. The Company prohibits all Directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities. In addition, the Company prohibits all Directors and employees, including our named executive officers, from pledging any Company securities that they hold directly, hedging any Company securities that they hold directly or indirectly, or hedging or pledging equity compensation.

Executive Compensation Matters

In connection with the formation of the Company on March 19, 2019, the Company established a compensation program that seeks to closely align the interests of its named executive officers with the interests of its stockholders. Several important features of the Company’s executive compensation program are:

•

The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both short-term and long-term growth for stockholders.

•

The Company’s annual bonus program and the FOX Corporation 2019 Shareholder Alignment Plan (the “2019 SAP”) for its named executive officers rely on a number of diversified performance metrics. The annual bonus program bases a significant portion of each named executive officer’s total compensation opportunity upon achievement of target financial performance and individual and group contributions.

•

The Company has strong governance policies related to executive compensation. The Compensation Committee is comprised entirely of independent Directors. In addition, the Company’s compensation programs include risk mitigation features, such as Board and management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics, and recoupment provisions for named executive officers’ performance-based compensation. The Compensation Committee annually oversees an assessment of risks related to compensation policies and practices.

•

As described above, the Compensation Committee maintains stock ownership guidelines which apply to the Company’s named executive officers and the Company prohibits hedging and pledging of the Company’s securities by all Directors and employees, including the named executive officers.

The “Compensation Discussion and Analysis” begins on page 21 and the “Executive Compensation” section, which includes the fiscal year ended June 30, 2019 Summary Compensation Table and other related tables and disclosure, begins on page 33.

2019 Proxy Statement	3

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board has nominated seven Directors for election at this Annual Meeting to hold office until the next annual meeting or until his or her successor is duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the proxy holders may exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominee. The ages shown are as of September 16, 2019. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

K. Rupert Murdoch AC Age: 88 Director Since: 2019

K. Rupert Murdoch AC has been Chairman of the Board since January 2019, having served as Executive Chairman of 21CF, the Company’s former parent, from 2015 to March 2019, its Chief Executive Officer from 1979 to 2015 and its Chairman from 1991 to 2015. Mr. K.R. Murdoch serves as Executive Chairman of Fox News Network, LLC, which operates FOX News and FOX Business. He has also served as the Executive Chairman of News Corporation (“News Corp”) since 2012. Mr. K.R. Murdoch is the father of Mr. L.K. Murdoch.

Mr. K.R. Murdoch has been the driving force behind the evolution of the Company from the single, family-owned Australian newspaper he took over in 1953 to the global public media and entertainment company that was 21CF and that he most recently transformed into the focused news, sports and entertainment company FOX is today. Mr. K.R. Murdoch imbues the Company with his entrepreneurial zeal and provides the board with strong operational leadership and broad strategic vision.

Lachlan K. Murdoch Age: 48 Director Since: 2019

Lachlan K. Murdoch has been Executive Chairman of the Board since January 2019 and Chief Executive Officer of the Company since October 2018. Mr. L.K. Murdoch served as Executive Chairman of 21CF, the Company’s former parent, from 2015 to March 2019, its Co-Chairman from 2014 to 2015 and a Director since 1996. He has served as Executive Chairman of NOVA Entertainment, an Australian media company, since 2009 and as the Executive Chairman of Illyria Pty Ltd, a private company, since 2005. Mr. L.K. Murdoch was a Director of Ten Network Holdings Limited, an Australian media company, from 2010 to 2014 and its Non-Executive Chairman from 2012 to 2014, after serving as its Acting Chief Executive Officer from 2011 to 2012. He has served as a Director of News Corp since 2013 and as its Co-Chairman since 2014. Mr. L.K. Murdoch is the son of Mr. K.R. Murdoch.

Mr. L.K. Murdoch brings a wealth of knowledge regarding the Company’s operations, as well as management and strategic skills, to the Board. With his extensive experience serving in several senior leadership positions within the Company and 21CF, as well as his extensive expertise in the media industry, Mr. L.K. Murdoch leads the Board in developing corporate strategies and directing the Company’s corporate agenda.

Chase Carey Age: 65 Director Since: 2019

Chase Carey has been a Director of the Company since March 2019, after having served as the Vice Chairman of the 21CF Board from July 2016 to March 2019. He has served as Chairman of Formula 1 Group since 2016 and as its Chief Executive Officer since 2017. Mr. Carey previously served as a consultant to 21CF from July 2016 to June 2018, as Executive Vice Chairman of 21CF from July 2015 through June 2016 and as President and Chief Operating Officer of 21CF and Deputy Chairman of the 21CF Board from 2009 through June 2015. Mr. Carey served 21CF in numerous roles beginning in 1988, including as Co-Chief Operating Officer from 1996 to 2002, as a consultant from 2002 to 2003 and as a Director from 1996 to 2007. Mr. Carey served on the Supervisory Board of Sky Deutschland, a German media company, from 2010 to 2014 and as its Chairman from 2010 to 2013. Mr. Carey was a Director of Sky plc from 2003 to 2009 and from 2013 to 2018. He was a Director of Saban Capital Acquisition Corp. from 2016 to 2019 and Chief Executive Officer, President and Director of DIRECTV from 2003 to 2009.

Mr. Carey has a broad and deep understanding of the Company and its operations, having served in a variety of leadership positions within 21CF and its affiliates for over 30 years. Mr. Carey provides the Board with executive leadership experience and expertise in the media and sports industries.

4	2019 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Anne Dias Age: 49 Director Since: 2019

Anne Dias has been a Director of the Company since March 2019 and serves as a member of the Audit, Compensation and Nominating and Corporate Governance Committees. She is the Founder of Aragon Global Holdings, an investment fund, and has served as its Chief Executive Officer since 2011. She was Founder and Managing Partner of Aragon Global Management, LLC from 2001 to 2011. Since 2017, Ms. Dias has served as a member of the Board and Chair of the Audit Committee of Eurazeo SE, a publicly listed investment firm based in Paris, France. Ms. Dias is also an adjunct professor at the Georgetown University McDonough School of Business where she teaches courses on hedge fund investment. She serves on the Board of Dean’s Advisors of Harvard Business School.

Ms. Dias brings to the Board two decades of experience as an investment professional focusing on global media, technology and telecommunications companies. Her entrepreneurial vision and investment expertise provide valuable insight into companies and industries relevant to the Company’s business.

Roland A. Hernandez Age: 61 Director Since: 2019

Roland A. Hernandez has been a Director of the Company since March 2019 and serves as Chair of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Since 2001, Mr. Hernandez has been the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a company engaged in the acquisition and management of media assets. Mr. Hernandez was Chief Executive Officer of Telemundo Group, Inc. from 1995 to 2000 and its Chairman from 1998 to 2000. Mr. Hernandez also serves on the board of directors of MGM Resorts International, U.S. Bancorp and Vail Resorts, Inc. In addition, Mr. Hernandez was elected to the board of directors of Take-Two Interactive Software, Inc. on September 18, 2019.[1] Mr. Hernandez previously served on the boards of directors of Belmond Ltd., The Ryland Group, Inc., Sony Corporation and Wal-Mart Stores Inc. He serves on the advisory board of Harvard Law School.

As a veteran media owner and executive, Mr. Hernandez offers strong leadership and extensive operational expertise. His significant experience on the boards of directors and committees of other public companies is a valuable resource to the Board, in particular relating to financial reporting, accounting and corporate governance matters.

Jacques Nasser AC Age: 71 Director Since: 2019

Jacques Nasser AC has been a Director of the Company since January 2019, having served as a Director of 21CF from 2013 to March 2019. Mr. Nasser is the Lead Independent Director and serves as Chair of the Compensation Committee and a member of the Audit Committee. He served as an Advisor to One Equity Partners LLP, a private equity firm, from 2013 to 2019, after serving as a Non-Executive Advisory Partner from 2010 to 2013 and a Senior Partner from 2002 to 2010. He was Chief Executive Officer, President and a Director of Ford Motor Company from 1998 to 2001, after holding various executive positions in Europe, Australia, Asia, South America and the United States. Mr. Nasser has been a Director of Koç Holding A.Ş. since 2015. He served as a Director of BHP Billiton Limited and BHP Billiton Plc from 2006 to 2017 and the Chairman of each from 2010 to 2017. Mr. Nasser also served on the International Advisory Board of Allianz from 2001 to 2017 and as a Director of Sky plc from 2002 to 2012.

Mr. Nasser has more than three decades of experience in operating and leading large-scale global businesses and almost two decades of private equity investment and portfolio management experience. He brings to the Board in his role as Lead Independent Director a deep understanding of the evolving media industry, corporate expertise and familiarity with the Company’s history.

[1]

On March 19, 2019, Vail Resorts, Inc. filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing that Mr. Hernandez has communicated to the board of directors of Vail Resorts, Inc. (the “Vail Board”) his intention not to stand for re-election to the Vail Board at the end of his current term, which ends on the date of Vail Resorts, Inc.’s 2019 annual meeting of stockholders. Vail Resorts, Inc.’s 2018 annual meeting of stockholders took place on December 6, 2018. Once Mr. Hernandez is no longer on the Vail Board, he will serve on three (3) other public company boards.

2019 Proxy Statement	5

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Paul D. Ryan Age: 49 Director Since: 2019

Paul D. Ryan has been a Director of the Company since March 2019 and serves as Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Ryan was the 54th Speaker of the U.S. House of Representatives from 2015 to 2019. Mr. Ryan was Chairman of the House Ways and Means Committee from January 2015 to October 2015 and Chairman of the House Budget Committee from 2011 to 2015. Mr. Ryan served as a Member of the U.S. House of Representatives from 1999 to 2019. In 2012, he was selected to serve as former Governor Mitt Romney’s Vice-Presidential nominee. Mr. Ryan currently is Professor of the Practice, Political Science and Economics, at the University of Notre Dame.

A proven leader and policy expert, Mr. Ryan’s extensive experience provides the Company with perspectives on strategy and operations in regulated industries. He offers the Board valuable insight on leadership, public policy, and strategic development.

The Board unanimously recommends a vote “FOR”

the election of each of the nominees listed above.

6	2019 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance and Compliance Commitment. The Company is committed to maintaining robust governance practices and a strong ethical culture that benefit the long-term interests of our stockholders. The Company, along with the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements, and the evolving needs of the Company’s business. The Company’s corporate governance and compliance practices include:

•

Director Accountability. Each Board member is elected annually with a majority vote standard in uncontested elections and a Director resignation policy in the event a Director does not receive a majority of votes cast in an uncontested election.

•

Independent Board Oversight. The Board has elected a Lead Independent Director who has substantive responsibilities and significant authority including over meeting schedules, agendas and information sent to the Board. The Board holds regular executive sessions of the independent Directors without management present and the Lead Independent Director presides over such sessions.

•	Independent Board Committees. Only independent Directors serve on the Board’s key committees.

•	Stock Ownership Requirements. The Compensation Committee maintains stock ownership guidelines for our named executive officers and non-executive Directors and monitors compliance with such guidelines.

•

Prohibition on Hedging and Pledging. The Company prohibits all Directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities. In addition, the Company prohibits all Directors and employees, including our named executive officers, from pledging any Company securities that they hold directly, hedging any Company securities that they hold directly or indirectly or hedging or pledging equity compensation.

•

Codes of Conduct and Other Corporate Governance Policies. The Board has adopted a Statement of Corporate Governance, Standards of Business Conduct and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which assist the Board in the exercise of its responsibilities and serve as a framework for the effective governance of the Company.

•

Harassment or Discrimination Based on Sex, Race or Other Protected Categories. The Standards of Business Conduct, together with the Preventing Harassment, Discrimination and Retaliation Policy, provide the Company with a framework for handling discrimination or harassment complaints and taking remedial measures if the Company determines that there has been a violation of the Company’s policies against such conduct. The Board also adopted a clawback policy, whereby the Compensation Committee has sole discretion to require reimbursement of all or any portion of any performance-based compensation or discretionary bonus paid to any executive for the period when the executive engaged in harassment, discrimination and/or retaliation, including the failure to respond to allegations or complaints of such behaviors.

•

Workplace Civility and Inclusion. The FOX News Workplace Professionalism and Inclusion Council (the “Council”) is comprised of experts in workplace and inclusion matters, with a majority serving from outside the Company. The Council reports to the Board and the Nominating and Corporate Governance Committee and advises senior management in continuing efforts to ensure a proper workplace environment, strengthen reporting practices and recruit and advance women and minorities. The Statement of Corporate Governance affirms the Company’s commitment to a corporate policy that creates a safe, productive and welcoming workplace for all of the Company’s employees.

•

Oversight and Ongoing Enhancement of Compliance Programs. The Company has adopted several operational compliance policies and programs, including an Anti-Bribery and Anti-Corruption Policy, an Insider Trading and Confidentiality Policy, a Political Activities Policy, and a Global Sanctions, Anti-Boycott, and Import/Export Policy, to effectuate and supplement the principles set forth in the Standards of Business Conduct. All employees, officers and Directors are required to complete periodic training on the key elements of these policies and the Standards of Business Conduct. The Company has established internal controls to monitor and evaluate ongoing compliance with these policies. These policies and controls are regularly reviewed and audited to evaluate their effectiveness and adequacy to address potential compliance risks posed by factual and legal developments.

•

Independent, Anonymous Complaint Process. The Company maintains a third-party managed hotline (“Alertline”) that permits the anonymous reporting of compliance and other concerns by employees and non-employees. All Alertline submissions are reviewed and investigated by appropriate members of management. The results of all such investigations are reported to senior management and the Audit Committee on a quarterly basis.

Independent Directors. The Board considers the criteria contained in the definition of “Independent Director” as set forth in the Nasdaq Stock Market (“Nasdaq”) Listing Rule 5605(a)(2) in its determination of whether a Director shall be deemed to be independent of the Company. However, the Board may determine that a Director is not independent for any reason it deems appropriate.

2019 Proxy Statement	7

CORPORATE GOVERNANCE

During its review of Director independence, the Board considers all relevant facts and circumstances. The Board considers transactions and relationships between each Director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examines transactions and relationships between the Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the Director is independent.

As a result of its review, the Board affirmatively determined that Ms. Dias and Messrs. Hernandez, Nasser and Ryan are independent of the Company and its management under the standards set forth in the Nasdaq listing rules. A majority of Directors are independent as required under applicable Nasdaq listing rules and by the Statement of Corporate Governance and committee charters.

In making this determination with respect to Mr. Hernandez, the Board considered that Mr. Hernandez also serves on the Board of MGM Resorts International. The Company has adopted procedures to protect sensitive information regarding the Company’s partnership with The Stars Group on sports wagering. For example, Mr. Hernandez will not receive information about, and will recuse himself from Board deliberations on, the operations of the Stars Group partnership. Additional procedures may be adopted in the future as appropriate, and as the business of the Company or MGM Resorts International evolves. As a result, the Board determined that this matter did not interfere with the independence of Mr. Hernandez.

Board Leadership Structure. The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board. However, pursuant to the Statement of Corporate Governance, if the Chairman is not an independent Director, an independent, non-executive Director shall be elected annually by a majority of the independent, non-executive Directors of the Board as Lead Independent Director. Since March 19, 2019, the date on which the Company became a standalone publicly traded company, Mr. K.R. Murdoch has served as Chairman and Mr. L.K. Murdoch has served as Executive Chairman and Chief Executive Officer.

The independent Directors have elected Mr. Nasser as the Lead Independent Director. As set forth in the Statement of Corporate Governance, the Lead Independent Director’s responsibilities include:

•	presiding over all meetings of the Board at which the Chairmen of the Board are not present, including executive sessions of the non-executive Directors and the independent Directors;

•	communicating to the Chairmen of the Board feedback from executive sessions as appropriate;

•	serving as liaison between the Chairmen of the Board and the independent Directors;

•	approving information sent to the Board and meeting agendas for the Board;

•	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	calling meetings of the non-executive Directors and/or independent Directors, if desired;

•	participating in the Compensation Committee’s evaluation of the performance of the Chief Executive Officer;

•	supervising the self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee;

•	supervising the Board’s determination of the independence of its Directors; and

•	ensuring his or her availability for consultation and direct communications, if requested by major stockholders.

The Board believes that this management and Board leadership structure, combined with the oversight of the Board comprised of a majority of independent Directors, a strong Lead Independent Director with significant responsibilities and the Company’s robust corporate governance policies and procedures, effectively maintains independent oversight of management and is in the best interests of the Company’s stockholders. Having Messrs. K.R. Murdoch and L.K. Murdoch, who each are deeply involved with the Company’s businesses, serve as Chairman and Executive Chairman and Chief Executive Officer, respectively, provides strong leadership to the Board in the execution of the Company’s strategy and facilitates the flow of information between the Board and management.

The Board will review its leadership structure at least annually taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board will consider, among other things: (i) the policies and practices in place that provide independent Board oversight; (ii) the Company’s performance and the effect a particular leadership structure may have on that performance; (iii) the structure that serves the best interests of the Company’s stockholders; and (iv) any relevant legislative or regulatory developments.

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CEO Succession Planning. The Board, with the assistance of the Compensation Committee, oversees CEO succession planning. As set forth in the Statement of Corporate Governance, the Board, in coordination with the Compensation Committee, also sees that the Company has in place appropriate steps to address emergency CEO succession planning in the event of extraordinary circumstances.

As part of the CEO continuity succession planning process, the Chief Executive Officer provides to the Compensation Committee recommendations and evaluations of appropriate candidates and their succession potential to the CEO position. The Compensation Committee reviews potential candidates with the Chief Executive Officer or other members of senior management as the Compensation Committee considers appropriate, which review includes development needs and developmental progress with respect to specific individuals. Directors engage with potential candidates at Board and committee meetings and periodically in less formal settings to allow personal assessment of candidates by the Directors. Further, the Compensation Committee periodically reviews the overall composition of the qualifications, tenure and experience of members of senior management. The Lead Independent Director also participates in the Compensation Committee’s evaluation of the performance of the Chief Executive Officer.

The Compensation Committee reports on its succession planning review to the full Board, and the full Board reviews succession planning at least annually at a regularly scheduled Board meeting.

Emergency CEO succession planning enables the Company to respond to an unexpected vacancy in the CEO position while continuing the effective operation of the Company and minimizing any potential disruption or loss of continuity to the Company’s business and operations, including in the case of a major catastrophe.

Stockholder Engagement. The Board values engaging directly with the Company’s stockholders. Since the closing of the Transaction on March 19, 2019, the Company has conducted an investor day, which provided investors with a detailed overview of the Company’s operating businesses, corporate strategy, objectives and goals. The investor day was accessible to all investors live via webcast and a replay of the event, a transcript and other investor day materials are available on the Investor Relations section of the Company’s website. In addition, the Company has participated in several investor conferences and has held numerous meetings with institutional stockholders to discuss various topics, including its financial performance, strategy, corporate governance and executive compensation program. The Company is committed to ongoing engagement with its investors on all matters, including executive compensation and governance. These engagement efforts take place through telephone calls, in-person meetings and correspondence with our investors.

Board Oversight of Risk. Risk management is primarily the responsibility of the Company’s management; however, the Board has responsibility for overseeing management’s identification and management of those risks. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees as appropriate, regularly discuss and receive periodic updates from the Company’s Chairman, Executive Chairman and Chief Executive Officer, Chief Operating Officer, Chief Legal and Policy Officer, Chief Financial Officer and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal and regulatory, financial and reputational risks, and the plans to address these risks.

Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, which then reports to the full Board as appropriate. For example: the Audit Committee is responsible for risks relating to its review of the Company’s financial statements and financial reporting processes and cybersecurity; the Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company’s compensation programs; and the Nominating and Corporate Governance Committee oversees risk as it relates to the Company’s corporate governance processes. Each committee has full access to management, as well as the ability to engage advisors. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

Statement of Corporate Governance. The Board has adopted a Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The full text of the Statement of Corporate Governance may be found on the Company’s website at https://www.foxcorporation.com/corporate-governance/statement-corporate-governance/ and is available in print to any stockholder requesting a paper copy of the document by contacting the Secretary of the Company. Each Director has certified that he or she has reviewed the Statement of Corporate Governance, has complied with it and will comply with it.

Standards of Business Conduct. The Board has adopted a code of ethics, the Standards of Business Conduct. The Standards of Business Conduct confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. The Standards of Business Conduct also apply to ensure compliance

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CORPORATE GOVERNANCE

with stock exchange requirements and to ensure accountability at a senior management level for that compliance. The Company intends that the spirit, as well as the letter, of the Standards of Business Conduct be followed by all Directors, officers and employees of the Company, its subsidiaries and divisions, including the Company’s principal executive officer and principal financial and accounting officer. This is communicated to each new Director, officer and employee and was communicated to those in such positions at the time the Standards of Business Conduct were adopted. The full text of the Standards of Business Conduct may be found on the Company’s website at https://www.foxcorporation.com/corporate-governance/sobc/ and is available in print to any stockholder requesting a paper copy of the document by contacting the Secretary of the Company. Amendments to the Standards of Business Conduct or any grant or waiver from a provision of the Standards of Business Conduct requiring disclosure under applicable SEC rules will also be disclosed on the Company’s website.

Director Nomination Process. The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s education and background; his or her leadership and ability to exercise sound judgment; his or her general business experience and familiarity with the Company’s businesses; and whether he or she possesses unique expertise or perspective that will be of value to the Company. Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a Director to the Company and its stockholders. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to the fulfillment of his or her duties as a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships. The Nominating and Corporate Governance Committee seeks to promote through the nomination process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship. In addition, the Board evaluates diversity as part of its annual review and evaluation of the Board’s conduct and performance.

Russell Reynolds Associates Inc. has been retained to assist the Nominating and Corporate Governance Committee in its work in identifying and vetting candidates. The Nominating and Corporate Governance Committee makes its recommendation to the full Board, which makes the final determination whether to nominate or appoint Director candidates.

Stockholder Nomination Procedure. The Company’s Amended and Restated By-laws (the “By-laws”) provide procedures for stockholders to nominate persons for election as Directors.

Pursuant to the By-laws, to be timely for the 2020 Annual Meeting (as defined below), stockholder nominations must be in writing and received by the Company’s Secretary at the Company’s principal executive offices between the close of business on July 17, 2020 and close of business on August 16, 2020. Stockholder nominations must contain all information relating to the stockholder and the stockholder nominee as would be required pursuant to the By-laws. For further information, see “2020 Annual Meeting of Stockholders” below.

Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Director Nomination Process.” Director candidates recommended by stockholders who meet these Director qualifications will be considered by the Chair of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All Director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.

Communication with the Board. Stockholders play an integral part in corporate governance and the Board ensures that stockholders are kept fully informed through:

•

information provided on the Company’s website www.foxcorporation.com, including the Company’s annual report which is distributed to all stockholders electing to receive it and which is available to all stockholders on request, as set forth under the heading “Annual Report;”

•	reports and other disclosures made periodically to the SEC and Nasdaq; and

•	notices and proxy statements of special and annual meetings of stockholders.

It is the policy of the Company to facilitate communications of stockholders and other interested parties with the Board and its various committees. Stockholders may raise matters of concern at the annual meetings of stockholders. In addition, any stockholder or other interested party wishing to communicate with any Director, including the Lead Independent Director, any committee of the Board or the Board as a whole, may do so by submitting such communication in writing and sending it by regular mail to the attention of the appropriate party or to Mr. Jacques Nasser, Lead Independent Director, Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036. This information is also posted on the Company’s website at www.foxcorporation.com.

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Director Evaluation Policy. The Lead Independent Director and the Nominating and Corporate Governance Committee are responsible for conducting an annual review and evaluation of the Board’s conduct and performance based upon completion by Directors of a self-evaluation form that includes an assessment, among other things, of the Board’s maintenance and implementation of the Standards of Business Conduct and the Company’s other corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board, as well as a separate discussion among the independent Directors, of the results and any actions to be taken. In addition, each standing committee of the Board evaluates its performance annually and reports to the Board on such evaluation.

Committees and Meetings of the Board of Directors

Between March 19, 2019, the date on which the Company became a standalone publicly traded company, and June 30, 2019, the Board held a total of five regularly scheduled and special meetings. All of the Directors attended at least 75% of the regularly scheduled and special meetings of the Board that he or she was eligible to attend and that were held during the period for which he or she has been a Director, as well as the meetings of the committees on which he or she served.

It is the policy of the Board to hold regular executive sessions of the independent Directors without management present. Between March 19, 2019 and June 30, 2019, the independent Directors of the Board met five times without management present. Mr. Nasser currently serves as Lead Independent Director and presides over executive sessions. Directors are encouraged to attend and participate in the Company’s annual meetings of stockholders.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These committees are comprised entirely of independent Directors, as currently required under the existing rules of the Exchange Act and Nasdaq. Each committee is governed by a written charter approved by the Board. These charters are available on the Company’s website at https://www.foxcorporation.com/corporate-governance/board-committees and are available in print to any stockholder requesting a paper copy of these documents from the Secretary of the Company.

Audit Committee. The Audit Committee consists of Mr. Hernandez, who serves as Chair, Ms. Dias and Mr. Nasser.

The Audit Committee assists the Board in its oversight of:

•	the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control;

•	the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function;

•	the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters;

•	investigations into complaints concerning financial matters;

•	risks that may have a significant impact on the Company’s financial statements, including, for example, cybersecurity; and

•	the review, approval and ratification of transactions with related parties.

The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Between March 19, 2019, the date on which the Company became a standalone publicly traded company, and June 30, 2019, the Audit Committee held two meetings. In addition, prior to March 19, 2019, the Audit Committee held a meeting to review the Company’s quarterly financial results and approve the filing of its Quarterly Report on Form 10-Q for the quarter ended December 31, 2018. The Audit Committee’s report required by the SEC rules is included in this proxy statement under the heading “Report of the Audit Committee.”

The Audit Committee Charter provides that its members shall consist entirely of Directors who the Board determines are “independent” in accordance with the Nasdaq listing rules. The Board determined that each member of the Audit Committee meets the foregoing independence requirements and that each member of the Audit Committee is financially literate in accordance with the Nasdaq listing rules. The Board also determined that Ms. Dias, Mr. Hernandez and Mr. Nasser are “audit committee financial experts” as defined under the SEC rules.

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CORPORATE GOVERNANCE

Compensation Committee. The Compensation Committee consists of Mr. Nasser, who serves as Chair, Ms. Dias and Mr. Ryan. The primary responsibilities of the Compensation Committee are:

•

to review and approve goals and objectives relevant to the compensation of the Chief Executive Officer, to evaluate the performance of the Chief Executive Officer in light of these goals and objectives and other factors the Compensation Committee deems appropriate, and, based on this review and evaluation, to recommend to the Board the compensation of the Chief Executive Officer,

•

to consider, authorize and oversee the incentive compensation plans in which the Company’s executive officers participate and the Company’s equity-based plans and recommend changes in such plans to the Board as needed, and to exercise all authority of the Board with respect to the administration of such plans, including the granting of awards under the Company’s incentive compensation plans and equity-based plans,

•

to review and approve equity awards and other fixed and performance-based compensation, benefits and terms of employment of the Company’s executive officers (as defined by SEC rules) and such other senior executives identified by the Compensation Committee after consultation with the Company’s Chief Executive Officer and other members of management,

•	to review and approve employment and severance arrangements and obligations for executive officers, including employment agreements, separation agreements and similar plans or agreements,

•

to review and approve or ratify the principal employment terms for each other employment arrangement (excluding arrangements for talent) where the sum of the base salary, bonus target and long-term incentive target for the contract period is equal to or greater than a threshold amount set by the Compensation Committee,

•

to review and approve other separation obligations that exceed by more than a certain amount set by the Compensation Committee those contractually provided for in an employment agreement approved or ratified by the Compensation Committee as described above,

•	to review the Company’s recruitment, retention, compensation, termination and severance policies for senior executives,

•	to review and assist with the development of executive succession plans and to consult with the Chief Executive Officer and other executive officers regarding the selection of senior executives,

•

to review at least annually the form and amount of compensation of non-executive Directors for service on the Board and its committees and recommend changes in such compensation to the Board as appropriate,

•

to review the Company’s compensation policies and practices applicable to all employees to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company,

•	to establish and periodically review stock ownership guidelines for executive officers and monitor compliance with ownership guidelines by executive officers and non-executive Directors, and

•	to review and approve the creation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers.

Between March 19, 2019, the date on which the Company became a standalone publicly traded company, and June 30, 2019, the Compensation Committee held two meetings. In addition, prior to March 19, 2019, individuals who were at the time, or would become as of March 19, 2019, members of the Compensation Committee met four times in order to evaluate the Company’s executive compensation scheme established by the 21CF board of directors (the “21CF Board”), with certain individuals who were not yet appointed as members of our Board attending for informational purposes in anticipation of formal action to be taken upon the closing of the Transaction. Pursuant to its charter, the Compensation Committee may delegate its authority to one or more subcommittees, members of the Board, the Chair of the Committee or officers of the Company, to the extent permitted by law, as it deems appropriate and in the best interests of the Company. The Compensation Committee has delegated to Messrs. L.K. Murdoch, Nallen and Tomsic the authority to make awards of restricted stock units and stock options, as applicable, within certain prescribed limits to certain eligible persons. Any awards made by Messrs. L.K. Murdoch, Nallen and Tomsic pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the named executive officers between March 19, 2019 and June 30, 2019 is found in the section titled “Compensation Discussion and Analysis.”

Pursuant to its charter, the Compensation Committee has the sole authority to select, retain, oversee, terminate and approve the fees and other retention terms of any compensation consultants, outside legal counsel and any other experts or advisors as the Committee may deem appropriate in its sole discretion.

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The Board has retained Frederic W. Cook & Co., Inc. (“FW Cook”) to advise the Board and the Compensation Committee on its named executive officer and non-executive Director compensation practices and framework. FW Cook does not provide any other services to the Company.

In March 2019, the Board considered FW Cook’s independence as the compensation consultant to the Board and the Compensation Committee by taking into account, among other things, the factors prescribed by the Nasdaq listing rules. Based on its evaluation, the Board determined that no conflict of interest exists.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Mr. Ryan, who serves as Chair, Ms. Dias and Mr. Hernandez. The primary responsibilities of the Nominating and Corporate Governance Committee are:

•	to manage a succession planning process for the Board, its leadership, and its committees,

•	to develop, review and recommend to the Board criteria for identifying and evaluating director candidates,

•	to review the qualifications of candidates for Director according to criteria approved by the Board and set forth in the Statement of Corporate Governance,

•	to maintain procedures for the consideration of Board candidates recommended by the Company’s stockholders,

•	to consider the performance and independence of incumbent Directors in determining whether to nominate them for re-election,

•	to recommend to the Board nominees for election or re-election to the Board at each annual meeting of stockholders or as necessary to fill vacancies and newly created directorships,

•	to advise and make recommendations to the Board on corporate governance matters,

•	to review communications from the Company’s stockholders, and

•	to oversee the activities of the FOX News Workplace Professionalism and Inclusion Council.

The Nominating and Corporate Governance Committee also makes recommendations to the Board as to determinations of Director independence and conducts an annual self-evaluation for the Board. Between March 19, 2019, the date on which the Company became a standalone publicly traded company, and June 30, 2019, the Nominating and Corporate Governance Committee held one meeting.

2019 Proxy Statement	13

CORPORATE CULTURE AND SOCIAL RESPONSIBILITY

The Company delivers unique and compelling storytelling and the absolute best in news, sports and entertainment. We do this by serving all of our stakeholders, from our viewers and creative partners to our employees, distributors and advertisers, in a principled, transparent, respectful and fair manner. While the Company is technically a new company, we are rooted by lessons and legacies that go back much further. Our company was built over decades through the energy and ingenuity of many colleagues and leaders. We have defied conventional wisdom and delivered enduring stories and experiences that capture the hearts and minds of audiences.

We undertake our role as a source of news, information, analysis and entertainment as both a responsibility and a privilege. We are purveyors of First Amendment activities and defenders of the U.S. Constitution and its rule of law. We contribute to the marketplace of ideas by providing our audiences with the timely news, clear opinion, and engaging entertainment they care about – from politics to sports, business to health, natural disasters to uplifting stories of courage, hope and humanity. Through it all we remain steadfast and focused on our core values of trust, integrity and ethical behavior.

Culture of Creativity and Ownership

Our more than 7,500 employees underpin our business success and are committed to supporting and maintaining a culture of inclusion and innovation, creativity and collaboration, fair reporting and clear opinions, self-expression and storytelling.

All full-time FOX employees who were with the Company on March 19, 2019, the date on which the Company became a standalone publicly traded company, are equity holders. Each of these FOX employees received a grant of equity awards, recognizing the significance of their contributions from the first day of the Company’s existence. This ownership mentality is intended to encourage our entrepreneurial spirit and collegial approach, providing our employees with an environment where they can take creative risks and fulfill their own professional goals.

Dedication to Diversity and Inclusion

We believe that the more voices in the room and the more diverse the experiences of our colleagues, the better FOX’s culture will be. This diversity also enables us to be more reflective of the audiences we reach and enhances our ability to create news, sports and entertainment programming that appeals to groups of people across the country. A diverse and inclusive workplace is not merely a strategy or business objective; it is fundamentally woven in the fabric of the Company. This commitment begins with our approach to talent recruitment and extends to the way we nurture the careers of and provide opportunities to all of our colleagues.

FOX has been recognized by many outside organizations for its deep commitment to diversity and inclusion.

•	In 2019, FOX was identified as a Best Place to Work for LGBTQ Equality by the Human Rights Campaign Foundation in recognition of our commitment to our LGBTQ colleagues and to the LGBTQ community.

•	DiversityComm also recognized FOX as a Top Employer and as a Top LGBTQ+ Friendly Company in 2019.

•	Additionally, Black EOE Journal, HISPANIC Network Magazine, Professional WOMAN’s Magazine, and U.S. Veterans Magazine have all listed FOX as a top employer.

FOX facilitates the formation and supports the vibrancy of our Colleague Network & Resource Groups, which are formed around shared identity, interests or pursuits for the purpose of advancing careers, culture and community. They include:

•	Women at FOX, which is committed to developing female leadership at all levels and fostering a culture where all women thrive.

•

PRIDE, which is committed to cultivating community among FOX’s LGBTQ colleagues and allies through the support of causes important to the LGBTQ community and fostering a work environment where all LGBTQ colleagues feel 100% authentic and professionally supported.

•

FOX Noir, which is committed to promoting an inclusive environment for African American/Black colleagues at FOX who are seeking career development, professional mentorship, a voice in our creative products and opportunities to serve within our local communities.

•	Women of FOX Sports, which seeks to connect, inspire, learn and give back to the community, with the goal of furthering women’s collective contributions and advancement within the company.

•	HOLA (Hispanic Organization for Leadership and Advancement), which is committed to developing Hispanic leaders, enriching FOX’s diverse culture, and driving positive impact.

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CORPORATE CULTURE AND SOCIAL RESPONSIBILITY

•	Women in Technology, which is committed to attracting, advancing and empowering women technologists, and amplifying their impact at FOX.

•

VETS, which is committed to the community of military veterans, current service members and military supporters employed at FOX by embracing four core values – community, appreciation, connection & education.

•	ACE (Asian Community Exchange), which is committed to serving Asian Americans at FOX by advancing its members, championing their stories, and empowering their communities.

Our commitment to cultivating an environment that attracts the brightest people from a broad spectrum of backgrounds extends to the training we provide our current employees and the next generation of potential FOX colleagues. FOX has developed and implemented several training programs designed to provide workforce skills and professional development, including:

•

FOX News Multimedia Reporters Training Program. The Multimedia Reporters Training Program positions diverse multimedia reporters in different locations across the country to shoot, report, edit, and produce their own high-end content across FOX News platforms. The program begins with an intensive week-long, hands-on technical training session at FOX News’ New York City headquarters. The program participants are then dispatched to various locations where they receive daily guidance and feedback from management. Whether it is an assignment manager reviewing daily pitches, a senior vice president evaluating production and writing skills or a veteran correspondent critiquing storytelling, we challenge and enable the program participants to continually hone their journalistic skills and capabilities.

•

FOX Stations Sales Training Program. The FOX Stations Sales Training Program was created to develop and mentor the next generation of diverse, motivated sales professionals for the FOX Television Stations. Trainees participate in both intensive classroom study of all aspects of the television station advertising sales business and shadowing of FOX Stations sales account executives. Most participants are current sales support staff for the FOX Television Stations. More than 65 graduates of the program have since progressed into executive sales management roles.

•

FOX News Leadership Development Program. Individuals selected to be part of the FOX News Leadership Development Program receive mentoring from business leaders from across the network; access to nationwide professional development and networking events with diversity organizations partners; skill-building opportunities through meetings, workshops and seminars facilitated by FOX News executives and top industry professionals outside of the company; as well as exposure to multiple areas of the business through rotational work, job shadowing and hands-on training across various roles.

Investment in the Communities We Serve

FOX is deeply engaged in the communities in which it operates and in which its employees live. FOX’s media portfolio serves as a unique asset that allows us to amplify our impact and focus our mission.

FOX approaches community involvement in several ways. We look to make a difference through volunteering, employee engagement and community outreach; philanthropy and partnerships; and programming and amplification.

•

Through employee volunteer opportunities and service projects, we support community groups and local schools, serve families in need and encourage our colleagues to donate their time to change-making organizations.

•	We partner with and invest in non-profit organizations, utilizing our unique media portfolio, scale and reach to unleash their potential for social change.

•

From live news to thought-provoking content to sporting events that bring us together, FOX’s platforms and content give us the unique opportunity to engage audiences on today’s most pressing issues and encourage them to strive for a better world.

2019 Proxy Statement	15

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, the Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2020. EY also audited the books and records of the Company in the fiscal year ended June 30, 2019 and audited the books and records of 21CF since the fiscal year ended June 30, 2002. A representative of EY is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.

The Board unanimously recommends a vote “FOR” the proposal to ratify

Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed EY to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by EY. These pre-approval procedures are described below under “Audit Committee Pre-Approval Policies and Procedures.”

The description of the fees for professional services rendered to the Company and its subsidiaries by EY for the fiscal year ended June 30, 2019 is set forth below. No independent registered public accounting firm provided any services to the Company during the fiscal year ended June 30, 2018, as the Company had not yet separated from 21CF.

Fiscal 2019
Audit Fees(1)	$9,463,000
Audit-Related Fees(2)	$543,000
Tax Fees(3)	$151,000
All Other Fees	$—
Total Fees	$10,157,000

(1)

Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal year ended June 30, 2019; reviews of the Company’s unaudited condensed consolidated and combined interim financial statements included in the Company’s regulatory filings; and other services normally provided by the independent registered public accounting firm in connection with regulatory filings.

(2)	Audit-related fees principally relate to employee benefit plan audits and due diligence related to mergers and acquisitions.

(3)	Tax fees include fees for various tax consultations.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chair of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal year ended June 30, 2019 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by EY during the fiscal year ended June 30, 2019, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

16	2019 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of:

•	the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control,

•	the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function,

•	the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters,

•	investigations into complaints concerning financial matters,

•	risks that may have a significant impact on the Company’s financial statements, including, for example, cybersecurity, and

•	the review, approval and ratification of transactions with related parties.

The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee is directly responsible for the appointment and oversight of our independent registered public accounting firm, including review of their qualifications, independence and performance and their compensation.

A discussion of the Audit Committee’s composition is included in this proxy statement in the section titled “Committees and Meetings of the Board of Directors.”

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a report describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by EY are compatible with maintaining the accountants’ independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standards No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.

The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2019 with management and the independent registered public accounting firm.

The Audit Committee has reviewed with the independent registered public accounting firm and the corporate auditors the overall scope and specific plans for their respective audits, and the Audit Committee is monitoring the progress of both in assessing the Company’s preparedness for future compliance with Section 404 of the Sarbanes-Oxley Act.

2019 Proxy Statement	17

REPORT OF THE AUDIT COMMITTEE

The Audit Committee also reviewed any anonymous complaints received through the Alertline reporting system to assist the Audit Committee in administering the anonymous complaint procedures outlined in the Company’s Standards of Business Conduct. The Sarbanes-Oxley Act required the Audit Committee to establish procedures for the confidential submission of employee concerns regarding questionable accounting, internal controls or auditing matters.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, for filing with the SEC.

The Audit Committee annually reviews the independent registered public accounting firm’s independence and performance in connection with the Audit Committee’s determination of whether to retain EY or engage another firm. In the course of these reviews, the Audit Committee considers, among other things, such factors as:

•	EY’s historical and recent performance on the Company’s audit;

•	an analysis of EY’s known legal risks and significant proceedings;

•	external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports on EY;

•

the appropriateness of EY’s fees for audit and non-audit services (for additional information on fees paid to EY please see page 16, “Proposal No. 2, Ratification of Selection of Independent Registered Public Accounting Firm”);

•

EY’s tenure as our independent registered public accounting firm, and its familiarity with our operations and businesses, accounting policies and practices and internal control over financial reporting (EY audited the books and records of the Company in the fiscal year ended June 30, 2019 and audited the books and records of 21CF since the fiscal year ended June 30, 2002);

•	EY’s industry expertise;

•	EY’s independence; and

•	the impact to the Company of changing auditors.

In accordance with the SEC rules and EY’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead partner pursuant to this rotation policy involves meetings between the Chair and members of the Audit Committee and the candidate for the role, as well as a discussion by the full Audit Committee and with management.

Based on the above-mentioned review, the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain EY to serve as our independent registered public accounting firm.

Accordingly, the Audit Committee also recommended the reappointment, subject to stockholder ratification, of EY as the Company’s independent registered public accounting firm, and the Board concurred in such recommendation.

THE AUDIT COMMITTEE:

Roland A. Hernandez (Chairman)

Anne Dias

Jacques Nasser

18	2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Arrangements between the Company and Directors or Director-Related Persons or Entities

Directors of the Company and Directors of its related parties, or their Director-related entities, conduct transactions with subsidiaries of the Company that occur within a normal employee, customer or supplier relationship on terms and conditions that are believed to be no more favorable than those with which it is reasonable to expect the entity would have adopted if dealing with the Director or Director-related entity in the ordinary course of business.

During fiscal 2019, FOX Television Stations was party to an arrangement, entered into in the ordinary course of business, with Vertical Networks for the development, production and distribution of a limited run syndicated program with an option to pick-up the series. Vertical Networks is a digital media company founded by Ms. Elisabeth Murdoch, who serves as its Chair and is a majority investor. Ms. Murdoch is the daughter of Mr. K.R. Murdoch, Chairman of the Company, and the sister of Mr. L.K. Murdoch, Executive Chairman and Chief Executive Officer of the Company. FOX Television Stations declined to exercise the option.

Policy for Evaluating Related Party Transactions

The Audit Committee has established written procedures for the review, approval or ratification of related party transactions. Pursuant to these procedures, the Audit Committee reviews and approves (i) all related party transactions when and if required to do so by applicable rules and regulations, (ii) all transactions between the Company or any of its subsidiaries and any of the Company’s executive officers, Directors, Director nominees, Directors emeritus or any of their immediate family members and (iii) all transactions between the Company or any of its subsidiaries and any security holder who is known by the Company to own more than 5% of any class of the Company’s voting securities or any immediate family members of such security holder, other than transactions (i) that have an aggregate dollar amount or value of less than $120,000 (either individually or in combination with a series of related transactions) or (ii) where a related party has an indirect interest solely as a result of being (a) a Director or, together with all other related parties, a less than 10% beneficial owner of an equity interest in another entity, or both, or (b) a limited partner in a partnership in which the related party, together with all other related parties, has an interest of less than 10%. All of the transactions described in this section that are subject to the Audit Committee’s policies and procedures described above are reviewed and approved or ratified by the Audit Committee of the Board in accordance with such policies and procedures.

2019 Proxy Statement	19

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Exchange Act, the Company provides our stockholders the opportunity to vote, on an advisory, nonbinding basis, on whether to approve named executive officer compensation.

As described in detail in the “Compensation Discussion and Analysis,” the Compensation Committee seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, and support both short-term and long-term growth for stockholders. In light of the Transaction, our fiscal year ended June 30, 2019 is not representative of the compensation programs the Compensation Committee will establish for future fiscal years for our named executive officers, as many decisions regarding the compensation granted to our named executive officers for the fiscal year ended June 30, 2019 were made by 21CF prior to, and, for certain elements, in connection with, the closing of the Transaction.

The Board recommends that stockholders indicate their support for the Company’s compensation of its named executive officers. The vote on this resolution, commonly known as a “say on pay” resolution, is not intended to address any specific element of compensation but rather the overall named executive officer compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the fiscal year ended June 30, 2019 Summary Compensation Table and the other related tables and disclosure.”

The Board unanimously recommends an advisory vote “FOR” the

approval of the compensation of our named executive officers.

20	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Fiscal 2019 was a transformational year for FOX in light of the Disney Merger and the Transaction. On March 19, 2019, the Company was formed and commenced its independent operations, and shares of the Company’s Class A Common Stock and Class B Common Stock began trading independently on The Nasdaq Global Select Market. At that time, any prior compensation arrangements our named executive officers had with 21CF were terminated. Compensation for the named executive officers up until the date of the Transaction was provided by 21CF and not by the Company. Effective as of the formation of the Company, the Compensation Committee established the Company’s compensation framework and the specific compensation elements for each of our named executive officers. Compensation elements related to the Transaction for former 21CF named executive officers were disclosed as part of the Transaction, which was approved by 99.6% of the 21CF stockholders that voted on the proposal. The compensation program for fiscal 2020 and beyond focuses on paying for performance, mitigating excessive risk taking and aligning the interests of our named executive officers with those of our stockholders. To give initial effect to this alignment, immediately following the Transaction, our Compensation Committee approved one-time initial equity-based awards under the 2019 SAP.

Background

FOX became a standalone publicly traded company on March 19, 2019, when 21CF distributed, on a pro rata basis, all the issued and outstanding common stock of the Company to 21CF stockholders. In connection with the Transaction, the Company was formed with a focused portfolio of domestic media assets in live news and sports and original entertainment programming, including leading brands FOX News Media, FOX Sports, FOX Entertainment and FOX Television Stations. The remaining 21CF assets were acquired by Disney through a series of transactions contemplated by the 21CF Disney Merger Agreement.

Thus, for fiscal 2019, decisions governing compensation paid to the named executive officers were made by two groups of directors: prior to the Transaction, the compensation decisions for 21CF’s named executive officers were made by the 21CF Board and the Compensation Committee of the 21CF Board (the “21CF Compensation Committee”), and following the Transaction, the compensation decisions were made by the Board and the Compensation Committee. Despite the separate involvement of 21CF and the Company in the compensation decisions for the named executive officers, SEC rules and regulations require the aggregation of our named executive officer’s compensation from 21CF and the Company as if it were fully granted by the Company, which it was not. Because of the Transaction, fiscal 2019 is a transitional year in which the compensation objectives of 21CF and the Company were different. While the compensation decisions made by 21CF and the Company were each focused on providing annual and long-term incentive programs, 21CF was particularly focused on compensation decisions relating to the successful completion of the Transaction, including the formation of the Company, and recruitment of the Company’s leadership, for the benefit of the Company’s stockholders. As a result, the compensation granted to our named executive officers during fiscal 2019 prior to and upon the closing of the Transaction is not necessarily reflective of the compensation design and arrangements that the Board and Compensation Committee have established going forward.

Therefore, to provide a full explanation and understanding of the compensation payable during fiscal 2019 to our named executive officers, this Compensation Discussion and Analysis is structured in two parts. The first section describes the compensation analysis, theory and goals of the Compensation Committee from and following the Transaction, both for the Company’s portion of fiscal 2019 and looking forward to our 2020 fiscal year (“fiscal 2020”) and beyond. This section discusses the compensation to our named executive officers after March 19, 2019 and how the Compensation Committee will implement the executive compensation program for the benefit of our stockholders going forward. The second section describes compensation evaluations and decisions made by the 21CF Compensation Committee prior to the closing of the Transaction, which were primarily effectuated by 21CF. These compensation decisions were heavily influenced by 21CF’s desire to ensure the success of the Transaction and to recruit and retain a management team that would position the Company for success from and following the Transaction. The second section should be considered against the backdrop of a unique and transformational period that unlocked significant value for stockholders and warrants specific consideration.

As required by SEC rules, the Compensation Discussion and Analysis that follows and the Executive Compensation section below, including the tables that appear therein, present compensation granted to our named executive officers by 21CF prior to the Transaction.

Named Executive Officers

To lead the Company on a path of growth and success, the 21CF Board and 21CF Compensation Committee recruited to the Company an accomplished suite of senior leaders. Our lean team of multi-functional executives serves multiple roles within the Company to lead and manage one of the country’s leading news, sports and entertainment companies in a fast-changing

2019 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS

competitive environment. Each of our named executive officers brings institutional knowledge, breadth of expertise and superior leadership talent to the Company. Additionally, our named executive officers have increased cross functional responsibility. This Compensation Discussion and Analysis provides a comprehensive explanation of the compensation awarded to, earned by, or paid to the individuals listed below, who are our named executive officers for fiscal 2019:

•	Mr. K.R. Murdoch, the Company’s Chairman, has served 21CF or its subsidiaries or affiliates (including the Company) for 67 years.

•

Mr. L.K. Murdoch, the Company’s Executive Chairman and Chief Executive Officer, was a 21CF director for 23 years and had served 21CF in a number of executive roles from 1994 to 2005 and as Executive Chairman since 2015. Mr. L.K. Murdoch oversees the Company’s portfolio of news, sports and entertainment assets in addition to leading our Board.

•

Mr. Nallen, the Company’s Chief Operating Officer, has been employed by 21CF or its subsidiaries or affiliates (including the Company) for approximately 25 years. He previously had served as 21CF’s Chief Financial Officer for six years and as an Executive Vice President and Deputy Chief Financial Officer of 21CF for 12 years, overseeing various functional areas, including corporate finance, tax, internal audit, and planning and analysis. He currently oversees the Company’s finance, strategy, business development, distribution, real estate and human capital functions.

•

Mr. Dinh, the Company’s Chief Legal and Policy Officer, previously had served as a director of 21CF for 14 years. He currently leads all legal, compliance and regulatory matters and oversees government relations and public affairs.

•

Mr. Tomsic, the Company’s Chief Financial Officer, has been employed by 21CF or its subsidiaries or affiliates (including the Company) for approximately 17 years. He previously had served as Deputy Chief Financial Officer of 21CF for two years. He currently oversees all of our corporate and operational finance activities, including capital markets and merger and acquisition transactions, treasury, risk management, tax, financial planning and analysis, accounting and external reporting.

Establishing Compensation Following the Closing of the Transaction for Fiscal 2019 and Beyond

Compensation Design Principles

The Compensation Committee evaluates the compensation of our named executive officers with the goal towards (a) creating a holistic program to align the interests of our named executive officers with those of our stockholders, (b) maintaining the Company’s competitive position as a best-in-class employer and (c) encouraging retention of key talent. In addition, the Compensation Committee recognizes that the roles and responsibilities of our named executive officers following the closing of the Transaction have increased when compared to the roles and responsibilities of similar executives of 21CF; therefore, the Compensation Committee seeks to motivate executives in recognition of their unique skills, broader roles and increased responsibilities. In light of these goals, the Compensation Committee designs compensation applicable to our named executive officers in accordance with the following principles:

Drive performance without encouraging unnecessary or excessive risk-taking

•	A significant portion of target compensation of our named executive officers is variable and performance-based.

•	Our compensation program features a balanced combination of annual and long-term compensation elements along with a balance of fixed and performance-based compensation.

•	We cap payouts for annual and long-term incentives and incorporate risk mitigation features into our compensation program.

Ensure policies and practices support long-term growth for stockholders

•	Equity compensation is the single biggest element of our named executive officers’ annual pay.

•	Long-term incentives awarded to our named executive officers are based on challenging three-year performance objectives.

•	We have implemented robust stock ownership guidelines for named executive officers and non-employee Directors.

•	We regularly review stock utilization and overhang.

22	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Structure packages to attract, retain and motivate top executive talent

•	We compete to recruit and retain executives against a relatively small number of large, complex, diversified and publicly traded media and entertainment companies.

•	Our goal is to design compensation packages that are competitive with prevailing practices in our industry.

Follow compensation best practices

•	We closely link pay to performance.

•	We use diversified performance metrics and set rigorous goals for our executives.

•	We maintain a clawback policy covering performance-based compensation.

•	Our Compensation Committee is comprised solely of independent Directors and considers the advice of a nationally recognized independent compensation consulting firm.

Prohibit activities inconsistent with stockholder interests

•	We do not provide any “single trigger” change in control severance benefits.

•	We do not pay excise tax gross-ups associated with change of control benefits.

•	We prohibit all of our Directors and employees, including our named executive officers, from engaging in short sales of FOX securities and investing in FOX-based derivative securities.

•

We prohibit all of our Directors and employees, including our named executive officers, from pledging any FOX securities that they hold directly, hedging any FOX securities that they hold directly or indirectly or hedging or pledging equity compensation.

In adherence to these compensation design principles, the ordinary course compensation established by the Compensation Committee for our named executive officers is majority at risk, as follows:

Average of the Named Executive Officers as a Group	Percentage of Target Direct Compensation	At Risk?	Rationale
Base Salary	22%	No	Attract quality executive talent
Annual Incentive	31%	Yes	Motivate achievement of fixed annual goals
Performance-based Stock Units	23%	Yes	Achievement of long-term operational and strategic goals drives creation of sustainable stockholder value
Stock Options	12%	Yes	Incentive value increases in line with incremental stockholder value
Restricted Stock Units	12%	Yes	Retention, alignment of interests with those of long-term stockholders
Total Direct Compensation	100%	78%	78% of our named executive officers’ Total Direct Compensation is at risk*

*85% of the Chief Executive Officer’s target direct compensation is at risk.

Fiscal 2019 Business and Management Review

The formation of FOX created a focused company that produces and distributes compelling live news and sports and entertainment content through our iconic brands, FOX News Media, FOX Sports, FOX Entertainment and FOX Television Stations. The breadth and depth of our footprint allow us to deliver content that engages and informs audiences, develop deeper consumer relationships and create more compelling product offerings. FOX will continue to be focused on growth, investing in both organic and external opportunities, whether for acquisitions of businesses, programming, or expanding our capabilities – while maintaining an efficient capital structure and providing appropriate returns of capital to stockholders.

With the successful closing of the Transaction, the Company obtained a tax basis in its assets equal to their respective fair market values. This will result in estimated annual tax deductions of approximately $1.5 billion, principally over the next 15 years related to the amortization of the additional tax basis. The amortization is estimated to reduce the Company’s annual cash tax liability by approximately $370 million per year at the current combined federal and state applicable tax rate of 25%. A

2019 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

detailed discussion of the taxes paid in connection with the Transaction appears in Note 1 to the audited consolidated and combined financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on August 9, 2019.

Even with the transformative events in the formation of the Company and closing of the Transaction, the Company delivered strong operational and financial performance in fiscal 2019. Following the Transaction, the Company continues to make progress towards our fundamental priorities of delivering quality live programming to power our core brands, securing full value for our content and positioning ourselves for long-term growth. Our fiscal 2019 highlights include:

•

The strength of the Company’s cable network and television brands led to double-digit affiliate revenue growth in fiscal 2019, with the growth driven by pricing strength partially offset by continued pay television subscriber declines. The broad carriage of our key channels, including distribution on nearly all major digital multi-channel video programming distributor platforms, reflects the “must have” nature of our content.

•

Our first season of broadcasting NFL Thursday Night Football and record political advertising revenue due to the U.S. midterm elections at the FOX Television Stations Group led to double-digit advertising growth.

•

FOX News led the cable news landscape, maintaining its position as the number one network on basic cable in both primetime and total day viewing in fiscal 2019 and marked 17 consecutive years as the number one network in cable news.

•

FOX Business achieved its second highest rated year ever in fiscal 2019 and, as of June 2019, it has been the most-watched business network for 10 of the last 11 quarters by total business day viewers.

•

FOX Sports was the leader in the consumption of live events in fiscal 2019 with 248.8 billion minutes of live sports viewing and successfully extended its exclusive rights to broadcast certain premier MLB content, including the World Series and All-Star Game, through the 2028 MLB season.

•

Fox Entertainment ended the broadcast season with increased cross-platform entertainment viewership on the strength of its breakout hit, The Masked Singer, the number one new entertainment series on broadcast television, and 9-1-1, Empire, and Last Man Standing.

•	FOX Television Stations is now number one in the locally programmed daytime daypart, 5:00 a.m. to 5:00 p.m., in our markets and produces nearly 1,000 hours of local news every week.

•

Our coordinated digital investment in our products and platforms has enabled the FOX network of digital properties, including new services like FOX Nation and pay-per-view boxing events, to now generate an average monthly audience of over 200 million unique visitors and nearly 10 billion minutes of content consumption. It has also diversified our digital revenue streams and enabled us to better monetize our reach and engagement.

•

The Company and The Stars Group announced plans to launch FOX Bet, a national media and sports wagering partnership in the United States. FOX Sports and The Stars Group have entered into a long-term commercial agreement through which FOX Sports will provide The Stars Group with an exclusive license to use certain FOX Sports trademarks. In addition, the Company invested $236 million to acquire a 4.99% equity interest in The Stars Group.

Use of Information on Peer Companies and Industry Trends

Following the closing of the Transaction, the Compensation Committee retained FW Cook to identify and compile a new peer group appropriate for the Company as a standalone publicly traded company. Because the Company competes to recruit and retain executives against a relatively small number of large, complex, diversified and publicly traded advertising, broadcasting, cable and satellite, entertainment software, interactive home entertainment and movies and entertainment companies, when reviewing the base salary, target bonus compensation and target long-term incentive compensation to be awarded to our named executive officers from and following the closing of the Transaction, the Compensation Committee focused on the compensation practices of Activision Blizzard, Inc., CBS Corporation, Charter Communications, Inc., Comcast Corporation, Discovery, Inc., Disney, Electronic Arts, Inc., Liberty Global plc, MSG Networks Inc., Netflix, Inc., Nexstar Media Group, Inc., Omnicom Group Inc., Sinclair Broadcast Group, Inc., Sirius XM Holdings, Inc. and Viacom Inc. (collectively, the “Peer Group”).

In reviewing and establishing the compensation payable to our named executive officers for fiscal 2019 following the closing of the Transaction, the Compensation Committee regularly reviewed the compensation practices of the Peer Group, reviewed FOX’s performance relative to the performance of members of the Peer Group, as well as evolving broad market practices to ensure that it remained informed when making compensation decisions. Because of the complex mix of industries and markets in which the Company operates, the Compensation Committee did not target any element of compensation or total compensation to a specific range within the Peer Group. The goal of the Compensation Committee was to provide total compensation packages that are competitive with prevailing practices in our industry and in the geographic markets in which

24	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

the Company conducts business and reflective of FOX’s performance in our industry relative to the Peer Group. As further discussed above in the section entitled “Fiscal 2019 Business and Management Review,” Fox outperformed its peers operationally and financially in a transformative year, successes that the Compensation Committee took into consideration when evaluating the compensation packages provided to our named executive officers.

Elements of Compensation

The key elements of our executive compensation program for our named executive officers consist of base salary, annual bonus compensation that is based on an evaluation of Company and individual and group performance, long-term incentive awards that are broadly consistent with peer practice and retirement benefits. Our named executive officers also receive certain perquisites, but the perquisites are not a key element of compensation. In establishing the elements of our named executive officers’ compensation following the Transaction, the Compensation Committee considered each named executive officer’s management experience, duties and responsibilities with the Company; duration of service to the Company and 21CF, the industry and peer group in which the Company competes for talent; and, in certain instances, the compensation required to recruit and retain the named executive officer into a role with the Company. For fiscal 2020, the first full year implementing these compensation principles and policies, 85% of the Chief Executive Officer’s target total direct compensation and 74% of the other named executive officer’s target total direct compensation will be “at risk.”

Base Salary

One element of compensation needed to attract and retain an employee in any organization is base salary. Base salary is the fixed element of a named executive officer’s annual cash compensation and does not vary with performance. The base salary provided for by the respective employment agreements of Messrs. L.K. Murdoch, Nallen, Dinh and Tomsic, and the base salary approved by the Compensation Committee for Mr. K.R. Murdoch were evaluated and discussed by 21CF and approved by the Compensation Committee immediately following the closing of the Transaction in the context of the named executive officer’s particular position; the responsibilities associated with that position; his length of service with the Company; experience, expertise, knowledge and qualifications; market factors; the industry in which we operate and compete; recruitment and retention factors; and the Company’s overall compensation philosophy.

The Compensation Committee charter provides that the committee will review annually the base salary of each of the named executive officers. Set forth below are the base salaries for each of the named executive officers for fiscal 2019:

Named Executive Officer	Base Salary
K. Rupert Murdoch	$5.0 million
Lachlan K. Murdoch	$3.0 million
John P. Nallen	$2.0 million
Viet D. Dinh	$3.0 million
Steven Tomsic	$1.5 million

Annual Incentive Compensation

In accordance with the agreements negotiated by 21CF in conjunction with the Disney Merger that was approved by 99.6% of the 21CF stockholders that voted on the proposal, and as further discussed below in the section entitled “Pre-Transaction Annual Incentive Compensation,” in the event the Transaction closed prior to the payment of fiscal 2019 annual bonuses, each named executive officer would become entitled to receive a cash bonus for fiscal 2019 based on the achievement of the target level of performance and prorated based on the number of days in the fiscal 2019 performance period that elapsed as of the closing of the Transaction. Because the Transaction closed nearly three quarters of the way through fiscal 2019, performance goals applicable to the remaining portion of fiscal 2019 did not exist. As a result, the Compensation Committee determined to pay each of our named executive officers a prorated portion of their annual target bonus in respect of fiscal 2019 based on the period of time elapsed between the closing of the Transaction and the conclusion of fiscal 2019.

For fiscal 2020 and going forward, the annual bonus applicable to our named executive officers will be based 75% on the attainment of the Company’s achievement of total segment EBITDA2 versus the budgeted total segment EBITDA goal, and 25% on qualitative factors, including each named executive officer’s contributions to the Company’s financial and non-financial objectives, individually and as a group. Although the annual bonus programs maintained by members of the Peer Group typically measure financial performance using two or three unique measures, the Compensation Committee believes that total

[2]

“Segment EBITDA” is defined as revenue less operating expense and selling, general and administrative expenses. Segment EBITDA does not include amortization of cable distribution investment, depreciation and amortization, impairment and restructuring charges, interest expense, interest income, other, net and income tax (expense) benefit. Total segment EBITDA is the aggregation of the segment EBITDA for the different segments of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

segment EBITDA is widely used by investors and stockholders to measure the Company’s performance and therefore is the appropriate metric against which our named executive officers’ performance should be assessed. The Compensation Committee has determined that our annual bonus for named executive officers will provide incentive compensation that is variable, contingent and specifically designed to motivate our named executive officers to achieve pre-established performance goals.

The Compensation Committee approved the following target and maximum annual bonus opportunities for each named executive officer for fiscal 2020.

Named Executive Officer	Fiscal 2020 Target Annual Incentive Opportunity	Fiscal 2020 Maximum Annual Incentive Opportunity
K. Rupert Murdoch	120% of Base Salary	200% of Target
Lachlan K. Murdoch	200% of Base Salary	200% of Target
John P. Nallen	150% of Base Salary	200% of Target
Viet D. Dinh	100% of Base Salary	200% of Target
Steven Tomsic	167% of Base Salary	200% of Target

Long-Term Equity-Based Incentive Awards

The Compensation Committee believes the purpose of granting long-term equity-based awards to our named executive officers is to align their compensation with the long-term performance of the Company and thereby link the named executive officers’ interests directly to those of the Company’s stockholders. In furtherance of this purpose, the Compensation Committee granted equity-based awards for fiscal 2020 in the following form:

•

Fifty percent (50%) of a named executive officer’s target long-term incentive award was granted in performance-based restricted stock units (“PSUs”) that have a three-year performance period. The Compensation Committee believes granting PSUs with multi-year performance goals acts to focus our named executive officers on FOX’s success over the long-term.

•

Twenty-five percent (25%) of the equity award was awarded in time-vested restricted stock units (“RSUs”) that will vest in equal annual installments over a three-year period. The Compensation Committee believes that granting a minority of our named executive officer’s equity subject solely to time-based vesting conditions encourages retention and deters excessive risk-taking.

•

Twenty-five percent (25%) of the equity award was awarded in time-vested stock options that will vest in equal annual installments over a three-year period and have a term of seven years. The Compensation Committee believes that holding stock options effectively focuses our named executive officers on generating long-term growth for our stockholders, as the options will only yield value if and to the extent our stock price appreciates following the grant date.

PSUs granted to our named executive officers will vest following the completion of the three-year performance period, based upon the extent to which the following performance metrics meet or exceed targets established by the Compensation Committee at the beginning of the performance period (collectively, the “Performance Metrics”):

(a)	average annual adjusted earnings per share (“EPS”) growth, weighted 40%;

(b)	average annual adjusted free cash flow (“FCF”) growth, weighted 40%; and

(c)

the Company’s three-year total shareholder return (“Relative TSR”) as measured against the three-year total shareholder return of the companies that comprise the Standard & Poor’s 500 Index, weighted 20%.

The Compensation Committee selected these Performance Metrics because it believes these metrics are critical to the Company’s long-term creation of stockholder value. Specifically, EPS is one of the primary measures used by FOX, investors and analysts to assess FOX’s and our management’s performance; FCF gives a clear view of the Company’s ability to generate cash that can be used for investments in the business, returns to stockholders and other actions that enhance stockholder value; and Relative TSR strengthens the alignment with the long-term interests of our stockholders while considering a broad and stable collection of comparator group companies that offer alternative capital investment opportunities. FOX will adjust EPS and FCF to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or diminished by factors unrelated to the ongoing operation of the business. These adjustments will ensure that the decisions made by our named executive officers are not unduly influenced by unexpected and uncontrollable events or by strategic events that are in the long-term interest of stockholders because the executives would neither benefit nor be penalized by the impact of these events on the Company.

26	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

For the fiscal 2020-2022 performance period, each of our named executive officers received a long-term incentive award in the following aggregate target amount:

Named Executive Officer	Fiscal 2020-2022 Target Long-Term Incentive Award Opportunity
K. Rupert Murdoch	140% of Base Salary
Lachlan K. Murdoch	367% of Base Salary
John P. Nallen	250% of Base Salary
Viet D. Dinh	167% of Base Salary
Steven Tomsic	133% of Base Salary

As further discussed below under the section entitled “Transitional Long-Term Incentive Program,” 21CF was paramount in planning, discussing and recommending that our newly constituted Compensation Committee give appropriate consideration to the approval of the grant of initial awards under the 2019 SAP, which became effective immediately upon the closing of the Transaction.

Retirement Benefits

As further discussed below in the section entitled “Legacy Retirement Benefits,” in conjunction with the Transaction, FOX adopted and maintains certain legacy 21CF retirement benefits in which former 21CF employees, including certain of our named executive officers, participated.

Perquisites

Our named executive officers are provided with limited types of perquisites and other personal benefits that the Compensation Committee determined are reasonable and consistent with the overall compensation philosophy applied to our named executive officers. Perquisites constitute a very small percentage of each named executive officer’s total compensation package. Some perquisites are generally intended to serve a specific business need for the benefit of the Company, including the safety and security of our named executive officers. The perquisites received by each named executive officer in fiscal 2019, as well as their incremental cost to the Company, are reported in the Summary Compensation Table and its accompanying footnotes below.

Employment Arrangements, Severance and Change in Control Arrangements

Prior to the closing of the Transaction, our newly constituted Compensation Committee discussed, reviewed and evaluated the executive compensation programs established and implemented by 21CF in anticipation of FOX’s business needs following the closing of the Transaction and in light of our desire to recruit and retain superior talent for our emerging business. As a result of this analysis, the Compensation Committee concluded that employment agreements are important tools to attract and retain executive talent, and that the employment agreements that each of our named executive officers maintained with 21CF were in need of updates to reflect our new business and strategy. Accordingly, on March 19, 2019, immediately following the closing of the Transaction, the Compensation Committee and Board approved compensatory arrangements for each of our named executive officers and on April 26, 2019, the Company entered into employment agreements formalizing these compensatory arrangements with each of Messrs. L.K. Murdoch, Nallen, Dinh and Tomsic.

The employment agreements generally provide for base salary, target annual bonus and target grants of long-term incentive awards for each year of the three-year term. The employment agreements also provide for severance protection in the event of a termination of the executive’s employment during the term and bind the executives to restrictive covenants in favor of the Company. None of the named executive officers’ employment agreements or other arrangements contains provisions that guarantee a payment upon a change in control of the Company. The employment agreements and severance arrangements contained therein are further described below in the sections entitled “Employment Arrangements” beginning on page 38 and “Potential Payments Upon Termination” beginning on page 42.

Recoupment of Previously Paid Named Executive Officer Performance-Based Compensation

The Board has adopted policies requiring the recoupment of performance-based compensation paid to the named executive officers in the event of certain financial restatements or of other bonus compensation in certain other instances. Specifically, if an executive is engaged in acts or omissions that are determined, by final judicial decision or order from which there is no further right to appeal, to involve intentional misconduct or a knowing violation of law or if an executive is engaged in harassment, discrimination or retaliation, including, but not limited to, the failure to respond to allegations or complaints of such behavior, then the Compensation Committee has sole discretion to require reimbursement of all or any portion of performance-based compensation or discretionary bonus paid to the executive.

2019 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

Prohibition on Hedging and Pledging of FOX Stock

FOX prohibits all employees, including its Directors and named executive officers (and their family members and controlled entities that are subject to its Insider Trading and Confidentiality Policy), from hedging FOX securities (including through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds that hedge or offset, or are designed to hedge or offset, any decrease in the market value of FOX’s securities) that they hold directly or indirectly or hedging or pledging equity compensation. In addition, FOX prohibits all Directors and employees, including its named executive officers, from engaging in short sales of the Company’s securities.

Executive Stock Ownership Guidelines

The Compensation Committee believes that the named executive officers of the Company should have an appropriate equity ownership in the Company to more closely align their economic interests with those of other Company stockholders. In connection with the closing of the Transaction, the Board adopted stock ownership guidelines that require the named executive officers to own equity securities of the Company equal in value to at least a defined multiple of the executive’s salary as follows:

Named Executive Officer	Ownership Guideline
K. Rupert Murdoch	5 times base salary
Lachlan K. Murdoch	5 times base salary
John P. Nallen	2 times base salary
Viet D. Dinh	2 times base salary
Steven Tomsic	2 times base salary

Each executive is required to achieve the appropriate ownership level within five years from the end of the fiscal year in which the executive first becomes subject to the ownership guidelines. All fully owned shares held by the executive or direct family members, vested shares held in retirement and deferred compensation accounts, shares held by the executive or direct family members in trust, and all unvested restricted shares or time-based RSUs will count for purposes of assessing an executive’s ownership level. To ensure executives make continuous progress toward their respective targets, executives must own 25% of the guideline by the end of the second fiscal year after becoming subject to the guidelines, 50% after the end of the third fiscal year and 75% by the end of the fourth fiscal year. If an executive’s guideline increases, then after the initial five-year compliance period, the executive will have an additional three years to achieve the increased guideline. The Compensation Committee assesses compliance with the ownership guidelines in light of applicable circumstances at the end of each fiscal year. As of the end of fiscal 2019, each of our named executive officers has achieved the appropriate ownership level in accordance with the ownership guidelines.

Role of Compensation Consultant

Prior to the closing of the Transaction, 21CF retained the services of FW Cook as an external compensation consultant to advise the 21CF Compensation Committee on compensation practices to be implemented prior to the closing of the Transaction for FOX’s named executive officers and non-executive directors. The Board has retained FW Cook to advise the Board and the Compensation Committee on its named executive officer and non-executive Director compensation practices and framework. For information on the Compensation Committee’s consideration of FW Cook’s independence, please see page 13 in the section entitled “Committees and Meetings of the Board of Directors—Compensation Committee.”

Compensation Deductibility Policy

Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally prohibits executive compensation in excess of $1 million per year to be deducted by the Company as a compensation expense. The Compensation Committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of base salary, annual bonus and long-term incentives, in order to provide appropriate compensation. While accounting and tax treatment are relevant issues to consider, the Compensation Committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in nondeductible compensation expenses for tax purposes.

Establishing Fiscal 2019 Compensation Prior to the Closing of the Transaction

Prior to the closing of the Transaction, the 21CF Compensation Committee established all elements of each of our named executive officer’s total compensation package. For fiscal 2019, the 21CF Compensation Committee reviewed the full complement of executive compensation arrangements that had been contemplated in December 2017 as part of the 21CF Board’s approval of the Disney Merger. While acknowledging that compensation at the Company after the Transaction was exclusively the responsibility of the Compensation Committee, the 21CF Compensation Committee conveyed its view that the Company should give appropriate consideration to the compensation arrangements the 21CF Compensation Committee had reviewed, including the initial equity awards granted to our named executive officers under the 2019 SAP.

28	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In light of the unique circumstances surrounding the Transaction, the compensation arrangements established by 21CF in fiscal 2019 were particularly focused on the successful completion of the Transaction, including the formation of the Company and recruitment of the Company’s leadership, for the benefit of the Company’s stockholders. Therefore, the 21CF Compensation Committee and 21CF Board recalibrated their prior pay mix, a significant portion of which was performance-based and at-risk, in favor of retention-focused pay in furtherance of efforts to ensure the successful closing of the Transaction, which unlocked significant value for stockholders. In addition, the practical considerations of assessing performance during a year in which each of 21CF and FOX underwent a significant corporate transaction and the need to provide certainty to 21CF and FOX executives during a period of change, in our view, further influenced the 21CF Compensation Committee’s decision to provide retention-focused pay. These compensation costs were primarily borne by 21CF.

Elements of Compensation

We understand that the 21CF Compensation Committee historically considered such characteristics as the named executive officer’s leadership and management expertise, performance history, the complexity of the position and responsibilities, growth potential, term of service with the Company, reporting structure and internal parity in making individual compensation decisions. The 21CF Compensation Committee also historically took into account certain other market factors, such as the significance of the industry and geographic markets (particularly New York City and Los Angeles) in which we operate and compete to the Company’s ability to attract and retain talent.

Legacy Base Salary

In designing compensation programs for 21CF’s executive officers, certain of whom would become FOX’s named executive officers, the 21CF Compensation Committee established base salaries in the context of the nature of the executive officer’s particular position, the contractual obligations 21CF maintained with the applicable named executive officer, and the retention needs associated with the consummation of the Transaction.

Pre-Transaction Annual Incentive Compensation

In August 2018, the 21CF Compensation Committee approved the framework for the fiscal 2019 short-term incentive program (together with the annual short-term incentive compensation program approved by 21CF for the benefit of its employees other than named executive officers, the “Annual Incentive”) in accordance with 21CF’s ordinary annual performance bonus program. The 21CF Compensation Committee determined that two-thirds of the Annual Incentive would be based on achievement of a target financial performance metric and one-third would be based on qualitative factors, including the contributions, individually and as a group, of its named executive officers. The 21CF Compensation Committee selected adjusted OIBDA3 as the financial performance metric for the Annual Incentive, a key performance metric historically applied by the 21CF Compensation Committee. Adjusted OIBDA reflected the financial objective of 21CF for which the 21CF named executive officers, some of whom became FOX named executive officers, had direct responsibility. For fiscal 2019, the 21CF Compensation Committee set a target performance range for OIBDA of $7.30 billion to $7.40 billion and set threshold and maximum performance levels at 80% and 120%, respectively, of the midpoint of the target performance range. In addition, the 21CF Compensation Committee approved the following target and maximum Annual Incentive opportunities for fiscal 2019 for each of Messrs. K.R. Murdoch, L.K. Murdoch and Nallen.

Named Executive Officer	Fiscal 2019 Target Annual Incentive Opportunity	Fiscal 2019 Maximum Annual Incentive Opportunity
K. Rupert Murdoch	$10.5 million	$21.0 million
Lachlan K. Murdoch	$8.0 million	$16.0 million
John P. Nallen	$4.0 million	$8.0 million
Viet D. Dinh	N/A	N/A
Steven Tomsic	N/A	N/A

[3]

“OIBDA” was defined by 21CF as revenues less operating expenses and selling, general and administrative expenses. OIBDA does not include amortization of cable distribution investments, depreciation and amortization, impairment and restructuring charges, equity (losses) earnings of affiliates, interest expense, net, interest income, other, net, income tax expense, loss from discontinued operations, net of tax and net income attributable to noncontrolling interests. Beginning with the announcement of the Company’s financial results for the quarter ended March 31, 2019, the Company renamed as “segment EBITDA” the measure that it previously referred to as “segment OIBDA.” The definition of this measure has not changed: segment EBITDA is defined by FOX as revenues less operating expenses and selling, general and administrative expenses. Segment EBITDA does not include amortization of cable distribution investments, depreciation and amortization, impairment and restructuring charges, interest expense, interest income, other, net and income tax (expense) benefit.

2019 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

In accordance with the agreements negotiated by 21CF in conjunction with the Disney Merger, in the event the Transaction closed prior to the payment of fiscal 2019 Annual Bonuses, each named executive officer would become entitled to receive a cash bonus for fiscal 2019 based on the achievement of the target level of performance and prorated based on the number of days in the fiscal 2019 performance period that elapsed as of the closing of the Transaction. Effective as of the closing of the Transaction on March 19, 2019, each of Messrs. K.R. Murdoch, L.K. Murdoch and Nallen became entitled to receive a prorated Annual Incentive from 21CF based on target performance. Mr. Dinh did not participate in the Annual Incentive program in light of his start date with 21CF. Instead, Mr. Dinh received a signing bonus of $4.5 million (the “Signing Bonus”) and became eligible to receive a bonus in the amount of $3.75 million from 21CF immediately following the closing of the Transaction pursuant to his employment agreement with 21CF (the “Contractual Bonus”).

Mr. Tomsic did not participate in the Annual Incentive program for 21CF named executive officers as he did not serve as a named executive officer of 21CF. Instead, Mr. Tomsic participated in the Annual Incentive program for employees other than named executive officers with a target annual short-term incentive award equal to $1,275,000, a prorated portion of which was paid upon the Transaction at the greater of fiscal 2019 target and the actual bonus received in respect of 21CF’s 2018 fiscal year, in accordance with the agreements negotiated by 21CF in conjunction with the Disney Merger. In addition, in recognition of Mr. Tomsic’s efforts in furtherance of the Transaction, on March 19, 2019, immediately following the closing of the Transaction, 21CF paid a discretionary cash bonus to Mr. Tomsic in the amount of $2.0 million (the “Discretionary Bonus”).

The Annual Incentives, Signing Bonus, Contractual Bonus and Discretionary Bonus provided by 21CF to our named executive officers prior to and upon the consummation of the Transaction were as follows:

Named Executive Officers	Prorated Annual Incentive	Signing Bonus, Contractual Bonus and Discretionary Bonus
K. Rupert Murdoch	$7,536,987	N/A
Lachlan K. Murdoch	$5,742,466	N/A
John P. Nallen	$2,871,233	N/A
Viet D. Dinh	N/A	$8,250,000
Steven Tomsic	$1,004,932	$2,000,000

Transitional Long-Term Incentive Program

Ordinary-Course Annual Equity Awards

In accordance with the agreements negotiated by 21CF in conjunction with the Disney Merger that was approved by 99.6% of the 21CF stockholders that voted on the proposal, in February 2018, the 21CF Compensation Committee made a special grant of restricted stock units (the “21CF Retention RSUs”) to its executives, including executives who would become FOX’s named executive officers, to provide retention incentives to individuals deemed key to the success of the Transaction. Because the 21CF Compensation Committee granted the 21CF Retention RSUs, it did not grant an annual equity award in fiscal 2019 to any executive who received a 21CF Retention RSU. In addition, Mr. Dinh received a signing grant of restricted stock units (the “Signing RSUs”) in connection with his commencement of employment with 21CF, which will vest 20% on September 30, 2019, 40% on June 30, 2020 and 40% on June 30, 2021. In accordance with the agreements negotiated by 21CF in conjunction with the Disney Merger, upon the closing of the Transaction, outstanding PSU awards (“21CF PSU Awards”) for the fiscal 2017-2019 performance period previously granted to all participants by 21CF, including our named executive officers, were paid out based on the target level of performance and the 21CF PSU Awards for the fiscal 2018-2020 performance period, previously granted to all participants by 21CF, and for the employees of the Company, including our named executive officers, had performance conditions that were deemed achieved based on target performance, were converted into FOX time-based restricted stock units that settle in FOX shares, and continue to be subject to time-based vesting conditions in accordance with the original vesting schedule (subject to accelerated vesting upon certain terminations of employment).

2019 Initial Shareholder Alignment Plan Awards

As further discussed below, upon the closing of the Transaction, FOX granted each of its named executive officers an initial, one-time equity award under the 2019 SAP designed to compensate executives for forfeited 21CF separation payment opportunities and immediately align its newly-hired executives’ interests with those of our stockholders.

Before the closing of the Transaction, 21CF engaged in extensive efforts to ensure FOX was well positioned to thrive as a standalone publicly traded company, including taking a best-in-class approach to both retaining internal executives from 21CF and recruiting new executives externally who had the experience and ability to drive our continued success following the Transaction and to enhance stockholder value.

30	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In building our executive team before the closing of the Transaction, 21CF realized that each of the individuals who would be our named executive officers, and certain of the individuals who would be our other key executives, would forfeit significant compensation to join our executive team upon the closing of the Transaction. Each of our named executive officers and key executives who joined us from 21CF either (1) forfeited significant severance payments, equity acceleration and other welfare benefits that they would have received upon a qualifying termination if they had stayed with 21CF or (2) forfeited the opportunity to receive new grants of Disney equity-based awards if they did not incur a qualifying termination and had stayed with 21CF. Our other named executive officers and key executives who were newly hired by 21CF in anticipation of the Transaction forfeited compensation opportunities, including unvested and/or deferred compensation from prior employers. To attract the right team of executives to foster our continued success following the Transaction and align the interests of our executives with those of our stockholders, 21CF took these types of forfeited compensation opportunities into account in designing the executive compensation programs that would be in place for our executives following the closing of the Transaction.

In light of the foregoing, and to assist in the successful recruitment of legacy 21CF executives and recruiting of newly hired executives, 21CF established and approved the 2019 SAP to provide equity-based compensation to our key executives, including our named executive officers. In January 2019, the 21CF Compensation Committee, while acknowledging that compensation at FOX is exclusively the responsibility of the Compensation Committee and the Board, asked Mr. Nasser (who had been appointed as the sole member of the Compensation Committee) to convey the 21CF Compensation Committee’s view that FOX should give appropriate consideration to implementing the Initial Shareholder Alignment Plan (the “ISAP Awards”). The ISAP Awards were designed to incentivize key executives to drive future growth in our business, align the interests of key executives with those of our stockholders, reward our key executives for their contributions to the successful Transaction and establishment of FOX as a standalone publicly traded company, and, in many cases, begin to make executives whole for compensation opportunities, including equity-based compensation and severance opportunities, that were forfeited as a result of the Transaction or as a result of a key executive’s decision to leave his or her former employer to join FOX. During recruiting efforts in the months leading up to the Transaction, 21CF outlined the amount, form, vesting schedule and other material terms and conditions of the ISAP Awards to be granted to our named executive officers upon the closing of the Transaction and communicated these terms to our named executive officers to incent them to join FOX.

In connection with the closing of the Transaction and taking into consideration the 21CF Compensation Committee’s view that we should give appropriate consideration to implementing the ISAP Awards, our Board formally adopted the 2019 SAP and the Compensation Committee granted the ISAP Awards on March 19, 2019. The aggregate grant date fair value of the ISAP Awards, which was outlined by 21CF prior to the closing of the Transaction, is $123 million, of which $51 million was granted to our named executive officers as outlined and allocated by 21CF, approximately $60 million was granted to other key executives and the remaining balance was granted to the rest of the Company’s employees pursuant to the allocations recommended by our Chief Executive Officer and other senior executives. Each ISAP Award granted to our named executive officers under the 2019 SAP consists of 25% stock options and 75% restricted stock units. Fifty percent (50%) of the ISAP Awards granted to our named executive officers will vest on June 15, 2020, and the remaining 50% will vest on June 15, 2021, in each case, generally subject to continued employment through the applicable vesting date. For additional information regarding the value of equity-based awards granted to our named executive officers, please see the Summary Compensation Table and its accompanying footnotes below beginning on page 35.

Legacy Retirement Benefits

Prior to the closing of the Transaction, 21CF maintained several qualified and nonqualified retirement benefit plans in which 21CF employees, including certain of our named executive officers, participated. These 21CF retirement plans served as an important retention tool for long-term employees, and in conjunction with the negotiation of the agreements relating to the Disney Merger and the Transaction, FOX adopted retirement plans that are substantially similar to the retirement plans maintained by 21CF to ensure that FOX employees who participated in 21CF legacy retirement plans would maintain their right to receive previously accrued retirement benefits upon their retirement from FOX.

FOX maintains a broad-based, tax-qualified pension plan and administers a Supplemental Executive Retirement Plan (“SERP”), which provides for retirement benefits for participants above the amounts available under our broad-based plan, as limited by the Internal Revenue Code. Certain of our named executive officers participated in 21CF Individual Supplemental Employee Retirement Agreements (“ISERAs”) prior to the closing of the Transaction. In connection with the Transaction, FOX assumed the ISERAs in which certain of our named executive officers participate. The FOX ISERAs, like the 21CF ISERAs, provide enhanced pension benefits and enhanced retirement health benefits to the participating executives and their spouses. No changes were made by the Company to the terms of the legacy 21CF ISERAs. The FOX SERP and the FOX ISERAs are nonqualified plans for tax purposes and are funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency. For additional information on these arrangements and plans, please see the Pension Benefits Table and the Potential Payments Upon Termination Table, together with their accompanying footnotes, and the section entitled “Description of Pension Benefits.”

2019 Proxy Statement	31

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2019 and this proxy statement.

THE COMPENSATION COMMITTEE:

Jacques Nasser (Chairman)

Anne Dias

Paul D. Ryan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2019, the Compensation Committee consisted of the following non-executive Directors: Jacques Nasser (Chairman), Anne Dias and Paul D. Ryan, all of whom the Board has determined are independent in accordance with Nasdaq listing rules. There are no interlocking relationships as defined in the applicable SEC rules.

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

The Compensation Committee has been delegated the authority to oversee the risk assessment of the Company’s compensation policies and practices. At the direction of the Compensation Committee, members of senior management conducted the risk assessment. Such members gathered and reviewed information regarding pay practices and risk-mitigation factors within the Company’s principal business units and its corporate division. Following an analysis of the data with the Compensation Committee, the Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. In addition, the Company’s compensation programs include sufficient risk mitigation features, such as management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped, and recoupment provisions for named executive officers’ performance-based and other bonus compensation in the event of certain financial restatements or certain other instances. Specifically, if an executive is engaged in acts or omissions that are determined, by final judicial decision or order from which there is no further right to appeal, to involve intentional misconduct or a knowing violation of law or if an executive is engaged in harassment, discrimination or retaliation, including, but not limited to, the failure to respond to allegations or complaints of such behavior, then the Compensation Committee will require reimbursement of all or any portion of performance-based compensation paid to such executive. The Compensation Committee annually oversees an assessment of risk related to compensation policies and practices.

32	2019 Proxy Statement

EXECUTIVE COMPENSATION

The following section, and the tables that appear herein, sets forth information with respect to total compensation for the fiscal year ended June 30, 2019, and, with respect to the Summary Compensation Table below, the fiscal years ended June 30, 2018 and June 30, 2017, respectively, for the Company’s Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officers of the Company (collectively, the “named executive officers”) who served in such capacity on June 30, 2019.

For fiscal 2019, decisions governing compensation paid to the named executive officers were made by two groups of directors: prior to the Transaction, the compensation decisions for 21CF’s named executive officers were made by the 21CF Board and the 21CF Compensation Committee, and following the Transaction, the compensation decisions were made by the Board and the Compensation Committee. All compensation granted to or received by our named executive officers prior to March 19, 2019 was established, granted and provided by 21CF. Because of the Transaction, fiscal 2019 is a transitional year in which the compensation objectives of 21CF and the Company were different. While the compensation decisions made by 21CF and the Company were each focused on providing annual and long-term incentive programs, 21CF was particularly focused on compensation decisions relating to the successful completion of the Transaction, including the formation of the Company, and recruitment of the Company’s leadership, for the benefit of the Company’s stockholders. As a result, the compensation granted to our named executive officers during fiscal 2019 prior to and upon the closing of the Transaction is not necessarily reflective of the compensation design and arrangements that the Board and Compensation Committee have established going forward.

As fiscal 2019 was a unique year in light of the Transaction, in addition to the information required to be provided under Item 402 of Regulation S-K, which requires the aggregation of our named executive officers’ compensation received from 21CF and the Company, the section that follows includes supplemental information regarding the compensation payable to our named executive officers in order to provide our stockholders with a better understanding of the compensation payable to FOX’s named executive officers going forward.

FOX is presenting three supplemental tables within this Executive Compensation section in addition to the Summary Compensation Table traditionally presented. The first table is presented to give our stockholders a better understanding of the annual target compensation approved by the Compensation Committee for our named executive officers that will be applicable going forward, and excludes compensation-related decisions approved by 21CF. The second table is presented to give our stockholders a better understanding of the compensation received by our named executive officers during fiscal 2019, but excluding certain elements of compensation that were based on or related to the Disney Merger and the Transaction. This transaction-related compensation is instead presented in the third table, which is included to give our stockholders a better understanding of the portion of the compensation reflected in the Summary Compensation Table that is nonrecurring and was granted and paid only due to the Disney Merger and the Transaction. The compensation reflected in the second table, when combined with the compensation reflected in the third table, is equal to the fiscal 2019 compensation presented in the Summary Compensation Table, which is presented as required by Item 402 of Regulation S-K.

FOX Pro Forma Compensation Table

The following supplemental table shows the total compensation for each named executive officer on a pro forma basis using only their contractual salary, target Annual Incentive and annual target equity-based incentive award approved by the Compensation Committee and Board on March 19, 2019, immediately following the closing of the Transaction, and as further described in the section entitled “Employment Agreements.” This supplemental table is not required, but in light of the extraordinary and transitional nature of fiscal 2019, the Company provides this summary as representative of the annual compensation programs FOX would expect to pay its named executive officers on a go-forward basis. Please refer to the Summary Compensation Table below for complete disclosure of the total compensation of our named executive officers reported in accordance with the SEC disclosure requirements.

Name	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
K. Rupert Murdoch	2019	$5,000,000	$—	$5,250,000	$1,750,000	$6,000,000	$11,129,000	$165,178	$29,294,178
Lachlan K. Murdoch	2019	$3,000,000	$—	$8,250,000	$2,750,000	$6,000,000	$3,367,000	$202,992	$23,569,992
John P. Nallen	2019	$2,000,000	$—	$3,750,000	$1,250,000	$3,000,000	$1,488,000	$89,591	$11,577,591
Viet D. Dinh	2019	$3,000,000	$—	$3,750,000	$1,250,000	$3,000,000	$—	$49,591	$11,049,591
Steven Tomsic	2019	$1,500,000	$—	$1,500,000	$500,000	$2,500,000	$—	$14,246	$6,014,246

2019 Proxy Statement	33

EXECUTIVE COMPENSATION

Compensation Table for the Fiscal Year Ended June 30, 2019 Excluding Transaction-Related Compensation

The following supplemental table shows the compensation for the fiscal year ended June 30, 2019 for each named executive officer excluding the Signing Bonus, Contractual Bonus, Discretionary Bonus, Signing RSUs and the ISAP Awards, further discussed in the “Compensation Discussion and Analysis” section above, as these compensation amounts were paid in connection with the Transaction and are not representative of the Company’s annual compensation program going forward. In connection with the Transaction, the outstanding 21CF PSU Awards for the fiscal 2017-2019 performance period granted to the Company’s named executive officers were paid out based on the target level of performance (the “21CF PSU Awards Modification”), which are reflected in the Summary Compensation Table below. The table below excludes the effect of the 21CF PSU Awards Modification for the fiscal 2017-2019 performance period as it is not representative of FOX’s approved compensation program going forward.

Name	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
K. Rupert Murdoch	2019	$6,502,308	$1,693,151	$—	$—	$7,536,987	$11,129,000	$165,178	$27,026,624
Lachlan K. Murdoch	2019	$3,000,000	$1,693,151	$—	$—	$5,742,466	$3,367,000	$202,992	$14,005,609
John P. Nallen	2019	$2,000,000	$846,576	$—	$—	$2,871,233	$1,488,000	$89,591	$7,295,400
Viet D. Dinh	2019	$2,398,385	$846,576	$48,708	$—	$—	$—	$49,591	$3,343,260
Steven Tomsic	2019	$1,392,692	$1,710,412	$—	$—	$—	$—	$14,246	$3,117,350

Fiscal 2019 Transaction-Related Compensation

The following supplemental table shows the amount of our named executive officers’ compensation for the fiscal year ended June 30, 2019 attributable to the Signing Bonus, Contractual Bonus, Discretionary Bonus, Signing RSUs and the ISAP Awards, and includes the effect of the 21CF PSU Awards Modification for the fiscal 2017-2019 performance period.

Name	Fiscal Year	Bonus	Stock Awards	Option Awards	Total
K. Rupert Murdoch	2019	$ —	$12,629,496	$2,499,995	$15,129,491
Lachlan K. Murdoch	2019	$ —	$23,105,496	$4,999,998	$28,105,494
John P. Nallen	2019	$ —	$11,104,095	$2,499,995	$13,604,090
Viet D. Dinh	2019	$8,250,000	$10,908,448	$1,624,992	$20,783,440
Steven Tomsic	2019	$2,000,000	$ 3,819,554	$ 999,998	$ 6,819,552

34	2019 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table for the Fiscal Year Ended June 30, 2019

The following table, and the accompanying footnotes, set forth information with respect to total compensation for the fiscal years ended June 30, 2019, June 30, 2018 and June 30, 2017, respectively, for our named executive officers who served in such capacity on June 30, 2019. All compensation granted to or received by our named executive officers prior to March 19, 2019 was established and granted by 21CF, our former parent company. The information provided in this table is the information required to be provided under Item 402 of Regulation S-K with respect to fiscal 2019; however, the table below is not representative of the ongoing compensation established by the Company.

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards		Option Awards(g)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(i)	All Other Compensation(j)	Total

K. Rupert Murdoch Chairman	2019	$6,502,308	(a)	$1,693,151	(c)	$12,629,496	(f)	$ 2,499,995	$ 7,536,987(h)	$11,129,000	$165,178	$42,156,115
	2018	$7,100,000		$—		$23,273,953		$ —	$13,090,000	$ 5,644,000	$125,601	$49,233,554
	2017	$7,100,000		$—		$5,404,292		$ —	$10,500,000	$ 6,117,000	$180,611	$29,301,903

Lachlan K. Murdoch Executive Chairman and Chief Executive Officer	2019	$3,000,000	(a)	$1,693,151	(c)	$23,105,496	(f)	$ 4,999,998	$ 5,742,466(h)	$ 3,367,000	$202,992	$42,111,103
	2018	$3,000,000		$—		$36,748,401		$ —	$ 9,973,334	$ 728,000	$219,996	$50,669,731
	2017	$3,000,000		$—		$8,533,112		$ —	$ 8,000,000	$ 959,000	$121,730	$20,613,842

John P. Nallen Chief Operating Officer	2019	$2,000,000	(a)	$846,576	(c)	$11,104,095	(f)	$ 2,499,995	$ 2,871,233(h)	$ 1,488,000	$ 89,591	$20,899,490
	2018	$2,000,000		$—		$16,332,590		$ —	$ 4,986,666	$ 471,000	$ 59,410	$23,849,666
	2017	$2,000,000		$—		$3,792,491		$ —	$ 4,000,000	$ 630,000	$ 42,042	$10,464,533

Viet D. Dinh Chief Legal and Policy Officer	2019	$2,398,385	(a)(b)	$9,096,576	(c)(d)	$10,957,156	(b)(f)	$ 1,624,992	$ —	$ —	$ 49,591	$24,126,700

Steven Tomsic Chief Financial Officer	2019	$1,392,692	(a)	$3,710,412	(c)(e)	$3,819,554	(f)	$ 999,998	$ —	$ —	$ 14,246	$ 9,936,902

(a)

The amount reflects (i) the prorated fiscal 2019 salary from 21CF from July 1, 2018 to the date of the closing of the Transaction and (ii) the prorated fiscal 2019 salary from FOX from the closing of the Transaction through June 30, 2019.

(b)

Prior to the closing of the Transaction, Mr. Dinh served as a director of 21CF and received compensation and stock awards from 21CF for his service as a 21CF director. Mr. Dinh received $33,000 in fees and $48,708 in stock awards in respect of his service on the 21CF Board during fiscal 2019, which amounts are reflected in this table. Mr. Dinh joined the Company on September 17, 2018 in anticipation of the closing of the Transaction.

(c)

The amount reflects a prorated portion of the annual target bonus for each of our named executive officers, which the Compensation Committee decided to pay in respect of fiscal 2019 based on the period of time elapsed between the closing of the Transaction and the conclusion of fiscal 2019. For Mr. Tomsic, the amount also reflects the prorated Annual Incentive from 21CF from July 1, 2018 to the date of the closing of the Transaction, which was provided by 21CF at the greater of fiscal 2019 target and the actual bonus received in respect of 21CF’s 2018 fiscal year, as required by the agreements negotiated by 21CF in conjunction with the Disney Merger.

(d)	This amount includes the Signing Bonus and Contractual Bonus provided by 21CF to Mr. Dinh, as further described in the section entitled “Pre-Transaction Annual Incentive Compensation,” above.

(e)	This amount includes the Discretionary Bonus provided by 21CF to Mr. Tomsic, as further described in the section entitled “Pre-Transaction Annual Incentive Compensation,” above.

(f)

This amount represents the aggregate grant date fair value of stock awards granted during the applicable fiscal year. Fiscal 2019 also includes the incremental fair value resulting from the 21CF PSU Awards Modification for the fiscal 2017-2019 performance period.

(g)

The amounts set forth in the Option Awards column represent the aggregate grant date fair value of option awards granted during the applicable fiscal year estimated on the date of grant using the Black-Scholes option-pricing model. For additional information about the assumptions used in these calculations, see Note 11 to the audited consolidated and combined financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on August 9, 2019.

(h)

The amount reflects the prorated fiscal 2019 Annual Incentive from 21CF from July 1, 2018 to the date of the closing of the Transaction, which was provided by 21CF based on target performance as required by the 21CF Disney Merger Agreement.

(i)

The values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are theoretical, as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later, and other assumptions used in preparing the Company’s June 30, 2019 audited consolidated and combined financial statements. The change in actuarial present value for each named executive officer’s accumulated pension benefits under the applicable Company pension plan(s) from year to year as reported in the Summary Compensation Table is subject to interest rate volatility and may not represent, nor does it affect, the value that a named executive officer will actually accrue under the Company’s pension plans during any given fiscal year. The change in pension value in fiscal 2019 was primarily due to the accrual of an additional year of benefits and a change in the discount rate.

2019 Proxy Statement	35

EXECUTIVE COMPENSATION

(j)	All Other Compensation paid in fiscal 2019 is calculated based on the incremental cost to the Company and is comprised of the following:

	K. Rupert Murdoch	Lachlan K. Murdoch	John. P. Nallen	Viet D. Dinh	Steven Tomsic
Perquisites
Personal Use of Corporate Aircraft	$85,490	$175,282	$41,247	$25,935	$—
Personal Use of Corporate Car/Car Allowance	$21,684	$14,400	$23,100	$—	$—
Company Contributions to 401(k) Plan	$9,800	$9,800	$9,800	$19,425	$9,800
Life Insurance Premiums(1)	$48,204	$3,510	$15,444	$4,231	$4,446
Total	$165,178	$202,992	$89,591	$49,591	$14,246

(1)	Represents imputed income to the named executive officers under the Company’s executive life insurance program.

36	2019 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2019

The following table sets forth information with respect to grants of plan-based awards to the named executive officers during fiscal 2019.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)				All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying Options(f)	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target		Maximum
K. Rupert Murdoch			$3,500,000	$10,500,000	(b)	$21,000,000
	3/14/2019	(a)					199,789				$5,114,598
	3/19/2019						186,289	(c)	288,350	$40.26	$10,014,893
Lachlan K. Murdoch			$2,666,667	$8,000,000	(b)	$16,000,000
	3/14/2019	(a)					315,457				$8,075,699
	3/19/2019						372,578	(c)	576,701	$40.26	$20,029,795
John P. Nallen			$1,333,333	$4,000,000	(b)	$8,000,000
	3/14/2019	(a)					140,203				$3,589,197
	3/19/2019						186,289	(c)	288,350	$40.26	$10,014,893
Viet D. Dinh	7/2/2018						990	(d)			$48,708
	10/15/2018						168,258	(e)			$6,023,798
	3/19/2019						121,087	(c)	187,427	$40.26	$6,509,642
Steven Tomsic	3/14/2019	(a)					31,782				$813,619
	3/19/2019						74,515	(c)	115,340	$40.26	$4,005,933

(a)

The number of shares and grant date fair value reported does not reflect a grant of new awards, but represents the incremental fair value resulting from the effect of the 21CF PSU Awards Modification for the fiscal 2017-2019 performance period, which is calculated by computing the excess of the fair value of the modified 21CF PSU Awards at the date of modification over the fair value of the original 21CF PSU Awards at the date of modification.

(b)

Annual Incentive awarded as a 21CF employee under the 21CF annual performance bonus program prior to the Transaction. While the 21CF Compensation Committee approved a target bonus opportunity for Mr. Dinh, he did not participate in the 21CF annual performance program in light of his start date with 21CF. Instead, Mr. Dinh became eligible to receive the Contractual Bonus pursuant to his employment agreement with 21CF.

(c)

As described in further detail under “Compensation Discussion and Analysis—2019 Initial Shareholder Alignment Plan Awards,” the RSUs vest 50% on June 15, 2020 and 50% on June 15, 2021, subject to continued employment through the applicable vesting date.

(d)	Prior to the closing of the Transaction, Mr. Dinh served as a director of 21CF and received stock awards from 21CF for his service as a 21CF director.

(e)

Upon joining the Company on September 17, 2018 and in anticipation of the closing of the Transaction, Mr. Dinh was granted Signing RSUs that vest 20% on September 30, 2019, 40% on June 30, 2020 and 40% on June 30, 2021.

(f)

As described in further detail in the sub-section titled “2019 Initial Shareholder Alignment Plan Awards” under “Compensation Discussion and Analysis,” the stock options vest 50% on June 15, 2020 and 50% on June 15, 2021, subject to continued employment through the applicable vesting date.

2019 Proxy Statement	37

EXECUTIVE COMPENSATION

Employment Arrangements

K. Rupert Murdoch

In connection with Mr. K.R. Murdoch’s appointment as the Chairman of the Board, on March 19, 2019, the Board approved Mr. K.R. Murdoch’s compensation arrangement. Pursuant to the terms of his compensation arrangement, Mr. K.R. Murdoch receives a base salary of $5.0 million and is eligible to receive an Annual Bonus with a target of $6.0 million and a maximum payout of $12.0 million. Mr. K.R. Murdoch is eligible to receive annual awards under the 2019 SAP (the “Annual SAP Awards”) with an annual target award equal to $7.0 million. The criteria for the achievement of the bonus amounts are established by the Compensation Committee.

Mr. K.R. Murdoch is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. Additionally, Mr. K.R. Murdoch is entitled to legacy enhanced retirement benefits pursuant to an arrangement with News Corporation that were assumed by FOX. The legacy retirement benefits increase Mr. K.R. Murdoch’s retirement benefits above the amounts available under the Company’s broad based, tax qualified plan and provide enhanced retirement health and life insurance benefits to Mr. K.R. Murdoch and his spouse.

Lachlan K. Murdoch

In connection with Mr. L.K. Murdoch’s appointment as Executive Chairman of the Board and Chief Executive Officer of the Company, the Company entered into an employment agreement with Mr. L.K. Murdoch on April 26, 2019 (with effect as of March 19, 2019), which expires on June 30, 2022.

Pursuant to the terms of his employment agreement, Mr. L.K. Murdoch receives a base salary of $3.0 million and is eligible to receive an Annual Bonus with a target of $6.0 million and a maximum payout of $12.0 million. Mr. L.K. Murdoch is eligible to receive Annual SAP Awards with an annual target award equal to $11.0 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee.

Mr. L.K. Murdoch is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. Additionally, Mr. L.K. Murdoch is entitled to legacy enhanced retirement benefits pursuant to arrangements with News Corporation that were assumed by FOX. The legacy retirement benefits increase Mr. L.K. Murdoch’s retirement benefits above the amounts available under the Company’s broad based, tax qualified plan and provide enhanced retirement health and life insurance benefits to Mr. L.K. Murdoch and his spouse.

Mr. L.K. Murdoch is also entitled to certain payments and benefits upon his separation from the Company. For a discussion of these provisions, please see the section entitled “Potential Payments Upon Termination.”

John P. Nallen

The Company and Mr. Nallen entered into an employment agreement on April 26, 2019 (with effect as of March 19, 2019), which expires on June 30, 2022. Under the terms of the employment agreement, Mr. Nallen serves as Chief Operating Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Nallen receives a base salary of $2.0 million per year and is eligible to receive an Annual Bonus with a target of $3.0 million and a maximum payout of $6.0 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee.

In addition, the agreement provides that Mr. Nallen is eligible to receive Annual SAP Awards with an annual target award equal to $5.0 million. Mr. Nallen is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. Additionally, Mr. Nallen is entitled to legacy enhanced retirement benefits pursuant to arrangements with News Corporation that were assumed by FOX. The legacy enhanced retirement benefits for Mr. Nallen are substantially similar to the legacy retirement benefits for Mr. L.K. Murdoch.

The employment agreement also provides for certain payments and benefits to Mr. Nallen upon his separation from the Company. For a discussion of these provisions of the employment agreement, please see the section entitled “Potential Payments Upon Termination.”

Viet D. Dinh

The Company and Mr. Dinh entered into an employment agreement on April 26, 2019 (with effect as of March 19, 2019), which expires on June 30, 2022. Under the terms of the employment agreement, Mr. Dinh serves as Chief Legal and Policy Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Dinh receives a base salary of $3.0 million per year and is eligible to receive an Annual Bonus with a target of $3.0 million and a maximum payout of $6.0 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee.

38	2019 Proxy Statement

EXECUTIVE COMPENSATION

In addition, the agreement provides that Mr. Dinh is eligible to receive Annual SAP Awards with an annual target award equal to $5.0 million. Mr. Dinh is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. The employment agreement also provides for certain payments and benefits to Mr. Dinh upon his separation from the Company. For a discussion of these provisions of the employment agreement, please see the section entitled “Potential Payments Upon Termination.”

Steven Tomsic

The Company and Mr. Tomsic entered into an employment agreement on April 26, 2019 (with effect as of March 19, 2019), which expires on June 30, 2022. Under the terms of the employment agreement, Mr. Tomsic serves as Chief Financial Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Tomsic receives a base salary of $1.5 million per year and is eligible to receive an Annual Bonus with a target of $2.5 million and a maximum payout of $5.0 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee.

In addition, the agreement provides that Mr. Tomsic is eligible to receive Annual SAP Awards with an annual target award equal to $2.0 million. Mr. Tomsic is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. The employment agreement also provides for certain payments and benefits to Mr. Tomsic upon his separation from the Company. For a discussion of these provisions of the employment agreement, please see the section entitled “Potential Payments Upon Termination.”

2019 Proxy Statement	39

EXECUTIVE COMPENSATION

Outstanding Equity Awards at June 30, 2019

The following table sets forth information with respect to each of the named executive officer’s outstanding share-based awards at June 30, 2019.

	Option Awards			Stock Awards
Name	Number of Shares Underlying Unexercised Options(a)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(b)	Market Value of Shares of Stock That Have Not Vested(d)
K. Rupert Murdoch	288,350	$40.26	3/19/2026	514,750	$18,860,440
Lachlan K. Murdoch	576,701	$40.26	3/19/2026	891,729	$32,672,951
John P. Nallen	288,350	$40.26	3/19/2026	417,161	$15,284,779
Viet D. Dinh	187,427	$40.26	3/19/2026	291,288(c)	$10,672,792
Steven Tomsic	115,340	$40.26	3/19/2026	114,066	$ 4,179,378

(a)	Represents stock options granted pursuant to the 2019 SAP that will vest 50% on June 15, 2020 and 50% on June 15, 2021.

(b)

This amount represents the following: (i) the unvested 21CF Retention RSUs that were granted on February 20, 2018, which were converted into RSUs of the Company, and will vest on June 20, 2020; (ii) the RSUs granted pursuant to the 2019 SAP, which will vest 50% on June 15, 2020 and 50% on June 15, 2021; (iii) the 21CF PSU Awards granted for the fiscal 2018-2020 performance period, which were converted into FOX RSUs, and will vest on August 15, 2020; and (iv) the units representing dividend equivalents accrued with respect to such awards. In connection with the distribution, 21CF PSU Awards scheduled to vest after 2019 were converted into FOX RSUs, using a formula designed to preserve the intrinsic value of the awards immediately prior to the distribution. In addition, the unvested 21CF Retention RSUs were converted into FOX RSUs and RSUs of Disney on the same pro rata basis accorded to stockholders of 21CF common stock in accordance with the 21CF Disney Merger Agreement. All FOX RSUs, whether newly granted or converted as part of the Transaction, are eligible for dividend equivalents which are represented by additional units representing shares of Class A Common Stock and will be payable when, and only to the extent that, the underlying RSUs vest.

(c)

For Mr. Dinh, the amount set forth in this table represents the following: (i) 168,258 unvested RSUs of the Company that will vest 20% on September 30, 2019, 40% on June 30, 2020 and 40% on June 30, 2021; (ii) 121,087 unvested RSUs granted pursuant to the 2019 SAP that will vest 50% on June 15, 2020 and 50% on June 15, 2021; and (iii) the units representing dividend equivalents accrued with respect to such awards. All RSUs of the Company, whether newly granted or converted as part of the Transaction, are eligible for dividend equivalents which are represented by additional units representing shares of Class A Common Stock and will be payable when, and only to the extent that, the underlying RSUs vest.

(d)	Calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 28, 2019 of $36.64.

Stock Vested during the Fiscal Year Ended June 30, 2019

The following table sets forth information with respect to the vesting of equity awards for each of the named executive officers during fiscal 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
K. Rupert Murdoch	560,650	$27,715,182
Lachlan K. Murdoch	894,655	$44,231,379
John P. Nallen	393,438	$19,449,223
Viet D. Dinh	29,934	$ 1,342,068
Steven Tomsic	80,779	$ 3,997,815

40	2019 Proxy Statement

EXECUTIVE COMPENSATION

Pension Benefits as of June 30, 2019

The following table sets forth information with respect to each Company plan that provides payments in connection with retirement with respect to each of the named executive officers.

Name(a)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
K. Rupert Murdoch(b)	Qualified Pension Plan(d)	67	$583,000	$105,000
	Individual Supplemental Executive Retirement Plan	67	$121,241,000	$ —
			$121,824,000	$105,000
Lachlan K. Murdoch(c)	Qualified Pension Plan(d)	9	$130,000	$ —
	Supplemental Executive Retirement Plan	9	$78,000	$ —
	Individual Supplemental Executive Retirement Plan	13	$14,531,000	$ —
			$14,739,000	$ —
John P. Nallen	Qualified Pension Plan(d)	25	$1,191,000	$ —
	Supplemental Executive Retirement Plan	25	$526,000	$ —
	Individual Supplemental Executive Retirement Plan	35	$19,988,000	$ —
			$21,705,000	$ —

(a)	Messrs. Dinh and Tomsic are not entitled to participate in the Company’s pension plans because they were closed to new employees at the time they joined the Company.

(b)

Mr. K.R. Murdoch’s pension benefits are primarily from the ISERA plan. The value of his benefit reflects his 67 years of service with the Company, and since the timing of benefits from this plan are subject to Internal Revenue Code Section 409A, Mr. K.R. Murdoch cannot commence his benefits until he retires. While his benefits are subject to the delay, the Company actuarially increases the amount of his benefits to maintain the value of benefits he has already earned.

(c)

If Mr. L.K. Murdoch’s employment is terminated by the Company without cause or by Mr. L.K. Murdoch with good reason, Mr. L.K. Murdoch is entitled to additional age and service credits when calculating his pension benefits. Please see the section entitled “Description of Pension Benefits.” The value of this benefit for Mr. L.K. Murdoch as of June 30, 2019 is $3.1 million.

(d)	Qualified pension plan includes benefits earned under the 21st Century Fox America Pension Plan or 21st Century Fox America Retirement Plan.

Description of Pension Benefits

Prior to the closing of the Transaction, 21CF sponsored the 21st Century Fox America Pension Plan (the “21CF Pension Plan”) and the 21st Century Fox America Retirement Plan (the “21CF Retirement Plan,” and, with the 21CF Pension Plan, the “Qualified Pension Plan”), which provided retirement benefits to eligible employees of certain 21CF U.S. subsidiaries, including certain of our named executive officers. In connection with the Transaction, 21CF placed liabilities associated with employees transferring to FOX into the 21CF Pension Plan and the remaining retirement liabilities into the 21CF Retirement Plan and then transferred the 21CF Pension Plan to FOX (following such transfer, the “FOX Qualified Pension Plan”). The purpose of the FOX Qualified Pension Plan is to ensure that employees who transferred to FOX in connection with the Transaction maintain the same pension benefits as they received while FOX was a wholly owned subsidiary of 21CF. The Fox Qualified Pension Plan is a broad-based, tax-qualified defined benefit plan maintained for employees hired before January 1, 2008. FOX became the sponsor of the FOX Qualified Pension Plan on December 1, 2018. Only those employees who participated in the Qualified Pension Plan and transferred to FOX are eligible to participate in the FOX Qualified Pension Plan. Under the FOX Qualified Pension Plan, participants are generally entitled to receive unreduced benefits upon retirement at age 65 or later, paid in the form of a monthly annuity. The accrued benefit under the FOX Qualified Pension Plan at normal retirement age for service after June 30, 1989 is generally equal to 1% of monthly compensation times years of service after June 30, 1989, plus 0.6% of average monthly compensation in excess of average covered compensation times such years of service limited to 35 years (includes service prior to June 30, 1989 for limiting service). For service prior to June 30, 1989, the accrued benefit is the accrued benefit calculated under the prior plan formula and adjusted for the increase in average compensation. Average compensation is generally compensation reported on the participant’s W-2 form plus 401(k) plan or Section 125 deferrals, but does not include non-cash bonuses, for any 60 consecutive months during the participant’s last 120 months of service. 21CF took action to freeze the benefits provided under the Qualified Pension Plan for employees under the age of 40 as of December 31, 2013 (and for older employees who made a one-time election to freeze their benefits), and these benefits remain

2019 Proxy Statement	41

EXECUTIVE COMPENSATION

frozen for participants in the FOX Qualified Pension Plan. The Company pays the entire cost of the benefits provided under the Qualified Pension Plan. Eligible compensation for purposes of the Qualified Pension Plan is limited by federal law.

In addition to the Qualified Pension Plan, 21CF maintained a SERP, which provided benefits to 21CF employees who participated in the Qualified Pension Plan but whose annual compensation exceeded the compensation limit imposed on the Qualified Pension Plan by the Internal Revenue Service ($280,000 in calendar 2019). Following the closing of the Transaction, FOX adopted a SERP that provides the same level of benefits on the same terms to FOX employees who were eligible to participate in the 21CF SERP (the “FOX SERP”). The purpose of the FOX SERP is to ensure that employees who transferred to FOX in connection with the Transaction maintain the same pension benefits, including supplemental pension benefits, as they received while FOX was a wholly owned subsidiary of 21CF. With the exception of Messrs. Tomsic, and Dinh, each of the named executive officers participated in the SERP maintained by 21CF and currently participates in the FOX SERP. The compensation limit for the FOX SERP is capped at $100,000 in excess of the qualified pension limit imposed by the Internal Revenue Service (which cap is $380,000 in calendar 2019). The benefits provided by the FOX SERP are calculated using the same formula as the FOX Qualified Pension Plan.

Messrs. K.R. Murdoch, L.K. Murdoch, and Nallen also each participated in a 21CF individual supplemental executive retirement agreement (“ISERA”), which provided enhanced retirement benefits. Similar to the Qualified Pension Plan and the 21CF SERP, in connection with the Transaction, FOX adopted ISERAs (the “FOX ISERAs”) that provide the same level of benefits on the same terms to FOX employees who were eligible to participate in the 21CF ISERAs. The FOX ISERA compensation limit for fiscal 2019 is between $2 million and $3 million, and varies by individual. The benefit provided under the FOX ISERA is unreduced for early retirement beginning at age 55 and is paid as 100% joint and surviving spouse annuity, and the benefit can be paid in a lump sum or installments if so elected. This benefit is indexed annually at retirement to account for inflation. The FOX ISERA also provides retirement health and life insurance benefits to the participating executives and their spouses.

The FOX SERP and the FOX ISERA are nonqualified plans for tax purposes and are funded using a grantor trust. The assets in the grantor trust are unsecured funds of FOX and can be used to satisfy FOX’s obligations in the event of bankruptcy or insolvency. The assumed retirement age for Messrs. K.R. Murdoch and Nallen is their respective current age, as they are each currently entitled to unreduced pension benefits under the ISERA. For Mr. L.K. Murdoch, the assumed retirement age is 55, the age he is entitled to receive unreduced benefits from the ISERA.

Potential Payments Upon Termination

As noted in the section entitled “Employment Arrangements,” the applicable employment agreements for each of Messrs. L.K. Murdoch, Nallen, Dinh and Tomsic and the terms and conditions of the ISAP Awards provide for certain payments and benefits upon a separation from the Company.

Lachlan K. Murdoch

If Mr. L.K. Murdoch’s employment is terminated during the term of his employment agreement (the “Term”) without cause or by Mr. L.K. Murdoch for good reason other than during the 12-month period following a “change in control” (as defined in the 2019 SAP), or if his employment is terminated during the term of his employment agreement due to Mr. L.K. Murdoch’s death or disability, Mr. L.K. Murdoch will be entitled to receive (i) his accrued base salary through the date of termination; (ii) payment of any annual bonus earned but not yet paid in respect of any fiscal year or other period ending prior to the date of termination; (iii) reimbursement of any then-unreimbursed expenses; and (iv) other vested benefits in accordance with applicable plans and programs of the Company then in effect for similarly situated senior executives of the Company, if any (collectively, the “Accrued Benefits”). In addition to the Accrued Benefits, in such events, he will be entitled to receive (i) cash severance equal to the greater of (a) the sum of two years of his annual base salary and two years of his target bonus if termination is prior to June 30, 2021 (the “legacy severance benefits”) or the sum of one year of annual base salary and target bonus for the year in which termination occurs if termination is on or after July 1, 2021 or (b) the remainder of his annual base salary for the remainder of the Term and payment of his target bonus for each remaining bonus period during the Term; (ii) (x) accelerated vesting of any awarded but unvested time-based ISAP Award and (y) continued vesting of any awarded but unvested performance-based ISAP Awards, subject to the achievement of any applicable performance-based vesting conditions; and (iii) payments by the Company for the employer portion of the premiums under the Company’s group health, dental and vision insurance plans. If Mr. L.K. Murdoch’s employment is terminated during the Term without cause or by Mr. L.K. Murdoch for good reason, or due to Mr. L.K. Murdoch’s death or disability, in any case, during the 12-month period following a “change in control” (as defined in the 2019 SAP), Mr. L.K. Murdoch will be entitled to receive the Accrued Benefits, as well as benefits described in clauses (i) through (iii) in the preceding sentence, except clause (i) shall be replaced with cash severance equal to the greater of (a) the sum of two years of annual base salary and two times his target bonus for the year in which termination occurs or (b) the sum of his annual base salary for the remainder of the Term and his target bonus for each remaining bonus period during the remainder of the Term.

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EXECUTIVE COMPENSATION

If Mr. L.K. Murdoch’s employment is terminated for cause by the Company, Mr. L.K. Murdoch will be entitled to receive the Accrued Benefits, as well as an opportunity to earn (a) a pro rata portion of the annual bonus in respect of the year in which Mr. L.K. Murdoch’s termination occurs and (b) a pro rata portion of any then-outstanding performance-based ISAP Awards, in each case, subject to the achievement of any applicable performance conditions. If the Company and Mr. L.K. Murdoch have not entered into a subsequent employment agreement as of the conclusion of the Term and Mr. L.K. Murdoch terminates employment promptly thereafter, Mr. L.K. Murdoch will be entitled to receive (a) accelerated vesting of any awarded but unvested time-based ISAP Awards and (b) continued vesting of any awarded but unvested performance-based ISAP Awards, subject to the achievement of any applicable performance-based vesting conditions.

John P. Nallen, Viet D. Dinh and Steven Tomsic

If Mr. Nallen’s, Mr. Dinh’s or Mr. Tomsic’s employment is terminated during the Term without cause or by the applicable executive for good reason other than during the 12-month period following a “change in control” (as defined in the 2019 SAP), or if each executive’s employment is terminated during the Term due to the executive’s death or disability, each executive will be entitled to receive the Accrued Benefits. In addition to the Accrued Benefits, in such events, each executive will be entitled to receive (i) cash severance equal to the greater of (a) the sum of one year of annual base salary and target bonus for the year in which termination occurs if termination is on or after July 1, 2021 or (b) the remainder of the annual base salary for the remainder of the Term and payment of target bonus for each remaining bonus period during the Term; (ii) (x) accelerated vesting of any awarded but unvested time-based ISAP Award and (y) continued vesting of any awarded but unvested performance-based ISAP Awards, subject to the achievement of any applicable performance-based vesting conditions; and (iii) payments by the Company for the employer portion of the premiums under the Company’s group health, dental and vision insurance plans. If the executive’s employment is terminated during the Term without cause or by the Executive for good reason, or due to the executive’s death or disability, in any case, during the 12-month period following a “change in control” (as defined in the 2019 SAP), each executive will be entitled to receive the Accrued Benefits, as well as benefits described in clauses (i) through (iii) in the preceding sentence, except clause (i) shall be replaced with cash severance equal to the greater of (a) the sum of two years of annual base salary and two times target bonus for the year in which termination occurs or (b) the sum of annual base salary for the remainder of the Term and target bonus for each remaining bonus period during the remainder of the Term.

If the executive’s employment is terminated for cause by the Company, each executive will be entitled to receive the same severance benefits as Mr. L.K. Murdoch’s severance benefits as described above.

2019 Proxy Statement	43

EXECUTIVE COMPENSATION

Quantification of Payments

The following table sets forth quantitative information with respect to potential payments to each of the named executive officers or their beneficiaries upon termination in various circumstances as described above, assuming termination on June 30, 2019. The amounts included in the table below do not include amounts otherwise due and owing to each applicable named executive officer, such as salary or annual bonus earned to date, or payments or benefits generally available to all salaried employees of the Company. The amounts presented in the table below are in addition to each of the named executive officer’s vested pension benefits as of June 30, 2019 noted in the Pension Benefits Table above.

	Type of Termination

Name	Retirement		By Company for Cause	By Company without Cause or By Executive with Good Reason	By Executive without Good Reason
K. Rupert Murdoch
Equity Awards	$ 9,751,003		$ 9,751,003	$18,860,440	$ 9,751,003
Health and Other Benefits	$ 1,808,000	(a)	$ 1,808,000	$ 1,808,000	$ 1,808,000
Total	$11,559,003		$11,559,003	$20,668,440	$11,559,003
Lachlan K. Murdoch
Cash Severance	$ —		$ —	$27,000,000	$ —
Equity Awards	$ —		$ —	$32,672,951	$ —
Health and Other Benefits	$ —		$ 2,056,000	$ 2,056,000	$ 2,056,000
Total	$ —		$ 2,056,000	$61,728,951	$ 2,056,000
John P. Nallen
Cash Severance	$ —		$ —	$15,000,000	$ —
Equity Awards	$ 6,842,813		$ 6,842,813	$15,284,779	$ 6,842,813
Health and Other Benefits	$ 1,551,000	(a)	$ 1,551,000	$ 1,551,000	$ 1,551,000
Total	$ 8,393,813		$ 8,393,813	$31,835,779	$ 8,393,813
Viet D. Dinh
Cash Severance	$ —		$ —	$18,000,000	$ —
Equity Awards	$ —		$ —	$10,672,792	$ —
Health and Other Benefits	$ —		$ —	$ 196,866	$ —
Total	$ —		$ —	$28,869,658	$ —
Steven Tomsic
Cash Severance	$ —		$ —	$12,000,000	$ —
Equity Awards	$ —		$ —	$ 4,179,378	$ —
Health and Other Benefits	$ —		$ —	$ 196,866	$ —
Total	$ —		$ —	$16,376,244	$ —

(a)	Messrs. K.R. Murdoch and Nallen are retirement eligible and are each currently entitled to unreduced pension benefits under the ISERA.

44	2019 Proxy Statement

NON-EXECUTIVE DIRECTOR COMPENSATION

Directors’ fees are not paid to Directors who are executives or employees of the Company (the “Executive Directors”) because the responsibilities of Board membership are considered in determining compensation paid as part of the executives’ normal employment conditions.

The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are set by the Board. During fiscal 2019, in connection with the Transaction, the Board reviewed director compensation against the Company’s peers and considered the appropriateness of the form and amount of director compensation and recommendations made by FW Cook concerning director compensation with a view toward attracting and retaining qualified Directors. Subsequent to the closing of the Transaction, the review and recommendations to the Board regarding Non-Executive Director compensation are made by the Compensation Committee. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required for a company of FOX’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to align Directors’ interests with the long-term interests of stockholders.

During fiscal 2019, the Non-Executive Directors were Mr. Carey, Ms. Dias, Mr. Hernandez, Mr. Nasser and Mr. Ryan. Prior to the Transaction, Mr. Nasser served as a director of 21CF and received compensation and equity awards from 21CF for his service on the 21CF Board. This table only presents information regarding the compensation and equity awards that FOX has paid or granted to our Non-Executive Directors for their service to the Board. The annual retainers paid to these Non-Executive Directors for service on the Board and its committees for the fiscal 2019 and for the upcoming fiscal year are set forth in the table below.

Board and Committee Retainers for the Fiscal Year Ended June 30, 2019

Annual Cash Retainer	$100,000
Annual cash-settled Deferred Stock Units (“DSU”) Retainer	$195,000
Audit Committee Chair Annual Retainer	$ 25,000
Compensation Committee Chair Annual Retainer	$ 25,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$ 15,000
Audit Committee Member Annual Retainer	$ 15,000
Compensation Committee Member Annual Retainer	$ 15,000
Nominating and Corporate Governance Committee Member Annual Retainer	$ 10,000

The Class A Common Stock underlying each DSU will be paid to the respective Non-Executive Director at the earlier of (1) the first trading day of the quarter five years following the date of grant or (2) upon a Director’s end of service. There are no fees based upon the number of meetings attended. Non-Executive Directors who first join the Board between annual meetings, including the Non-Executive Directors serving as of the Transaction, are entitled to receive a pro rata cash retainer and a prorated award of DSUs (which, for the Non-Executive Directors serving as of March 19, 2019 (the date the Transaction closed), were granted on such date) based on the number of days of service until the Company’s next annual meeting of stockholders.

In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees.

The table below shows the total compensation paid during fiscal 2019 by the Company to each of the Non-Executive Director.

2019 Proxy Statement	45

NON-EXECUTIVE DIRECTOR COMPENSATION

Director Compensation for the Fiscal Year Ended June 30, 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards(d)	All Other Compensation	Total
Chase Carey(a)(b)	$30,000	$131,670	N/A	$161,670
Anne Dias(a)	$42,000	$131,670	N/A	$173,670
Roland A. Hernandez(a)	$45,000	$131,670	N/A	$176,670
Jacques Nasser(c)	$74,917	$167,008	N/A	$241,925
Paul D. Ryan(a)	$42,000	$131,670	N/A	$173,670

(a)

Chase Carey, Anne Dias, Roland A. Hernandez and Paul D. Ryan joined the Board on March 14, 2019, in anticipation of the closing of the Transaction, and accordingly, each of them became entitled to receive a pro rata portion of their annual cash retainers.

(b)

Excluded from the table are $2,055,000 for the change in pension value, $1,053,346 in pension payments and imputed income under the Company’s executive health and welfare plans of $78,429 arising out of post-employment contractual obligations related to Mr. Carey’s prior service as an executive officer of 21CF, which were assumed by the Company in connection with the Transaction.

(c)

Mr. Nasser joined the Board on January 7, 2019 in anticipation of the closing of the Transaction and became entitled to receive a pro rata portion of his annual cash retainers. Prior to the closing of the Transaction, Mr. Nasser served as a director of 21CF and received compensation and stock awards from 21CF for his service as 21CF director. This table only presents information regarding the compensation and stock awards that the Company has paid or granted to Mr. Nasser for his service to the Company’s Board.

(d)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during fiscal 2019.

The following supplemental table shows the total compensation payable to each Non-Executive Director on an annualized basis reflecting the annual cash retainer and award of DSUs approved by the Board on March 19, 2019, immediately following the closing of the Transaction. This supplemental table is not required, but in light of the extraordinary and transitional nature of fiscal 2019, the Company is providing this summary as representative of the annual compensation FOX would expect to pay its Non-Executive Directors on a go-forward basis. Please refer to the “Director Compensation for the Fiscal Year Ended June 30, 2019” above for complete disclosure of the total compensation of our Non-Executive Directors reported in accordance with the SEC disclosure requirements.

Pro Forma Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards	All Other Compensation	Total
Chase Carey	$100,000	$195,000	N/A	$295,000
Anne Dias	$140,000	$195,000	N/A	$335,000
Roland A. Hernandez	$150,000	$195,000	N/A	$345,000
Jacques Nasser	$155,000	$195,000	N/A	$350,000
Paul D. Ryan	$140,000	$195,000	N/A	$335,000

The following table sets forth information with respect to the aggregate outstanding equity awards at June 30, 2019 of each of the Non-Executive Directors who served as Directors during fiscal 2019, which include cash-settled awards.

Name	Number of Shares or Units of Stock That Have Not Vested(a)
Chase Carey	3,285
Anne Dias	3,285
Roland A. Hernandez	3,285
Jacques Nasser	4,167
Paul D. Ryan	3,285

(a)  Includes DSUs representing dividend equivalents accrued with respect to DSUs granted on or after March 19, 2019. The DSUs representing the dividend equivalents will become payable in stock upon the vesting of the underlying DSUs. The DSUs become payable in stock on the earlier of (i) the first trading day of the quarter five years following the grant and (ii) the Director’s end of service with the Company.

46	2019 Proxy Statement

NON-EXECUTIVE DIRECTOR COMPENSATION

Non-Executive Director Stock Ownership Guidelines

Non-Executive Directors are expected to have an appropriate equity ownership in the Company to more closely align their economic interests with those of other Company stockholders. In connection with the closing of the Transaction, the Board adopted stock ownership guidelines that require each Non-Executive Director to own equity securities of the Company equal in value to at least five times the amount of the Non-Executive Director’s annual cash retainer for service on the Board within five years of the director’s first election to the Board. The Compensation Committee monitors compliance with these requirements on a regular basis and, from time to time, may exercise discretion in light of applicable circumstances.

2019 Proxy Statement	47

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes equity plan information as of June 30, 2019 with respect to the Company’s outstanding equity awards and shares of Class A Common Stock reserved for future issuance under the Company’s equity compensation plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, Rights, RSUs and PSUs (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(2)	10,823,161	$40.25	59,456,294
Equity compensation plans not approved by stockholders	—	—	—
Total	10,823,161	$40.25	59,456,294

(1)

Column (a) includes shares of Class A Common Stock underlying outstanding stock options and RSUs, which include 5,279,863 RSUs that were granted under the 2019 SAP in substitution for awards originally granted by 21CF that do not count against the 2019 SAP’s share limit. Because there is no exercise price associated with RSUs, these stock awards are not included in the weighted-average exercise price calculation presented in column (b).

(2)	Approved by the Company’s former parent and sole stockholder, 21CF, prior to the Transaction.

48	2019 Proxy Statement

EXECUTIVE OFFICERS OF FOX CORPORATION

The executive officers of the Company as of the date of this proxy statement are set forth in the table below. Unless otherwise noted, each holds the offices indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at other meetings of the Board as appropriate.

Name	Age	Position with the Company
K. Rupert Murdoch(1)	88	Chairman
Lachlan K. Murdoch(1)	48	Executive Chairman and Chief Executive Officer
John P. Nallen	62	Chief Operating Officer
Viet D. Dinh	51	Chief Legal and Policy Officer
Steven Tomsic	49	Chief Financial Officer

(1)

Mr. K.R. Murdoch is the father of Mr. L.K. Murdoch. None of the other executive officers of the Company is related to any other executive officer or Director of the Company by blood, marriage or adoption.

Information concerning Messrs. K.R. Murdoch and L.K. Murdoch can be found under the heading “Election of Directors.”

John P. Nallen has been the Chief Operating Officer of the Company since October 2018. He served as 21CF’s Senior Executive Vice President and Chief Financial Officer from 2013 to March 2019 and its Executive Vice President and Deputy Chief Financial Officer from 2001 to 2013. He also served as a Director of Sky plc from 2015 to 2018. Prior to joining 21CF in 1995, he worked for 16 years at Arthur Andersen where he was a partner in its Media and Entertainment Practice.

Viet D. Dinh has been Chief Legal and Policy Officer of the Company since October 2018. Before joining the Company, Mr. Dinh was a partner at Kirkland & Ellis LLP and Founding Partner of Bancroft PLLC. Mr. Dinh was a professor at the Georgetown University Law Center for 20 years and U.S. Assistant Attorney General for Legal Policy from 2001 to 2003. He served on the Board of Directors of 21CF from 2004 to 2018, of LPL Financial Holdings Inc. from 2015 to 2018, of Scientific Games Corporation from 2017 to 2018, and of Revlon, Inc. from 2012 to 2017.

Steven Tomsic has been the Company’s Chief Financial Officer since October 2018. He served as Deputy Chief Financial Officer of 21CF from 2017 to March 2019 and its Executive Vice President, Corporate Finance from 2015 to 2017. Mr. Tomsic was the Chief Financial Officer of Sky Deutschland AG from 2010 to 2015. Before that, Mr. Tomsic served in various finance roles across 21CF’s European and Asian corporate offices, European channels businesses, Sky Italia and at FOXTEL in Australia. Prior to joining 21CF, Mr. Tomsic worked at the Boston Consulting Group, Nomura and ANZ Bank.

2019 Proxy Statement	49

SECURITY OWNERSHIP OF FOX CORPORATION

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of September 16, 2019 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Board; (iii) each named executive officer (as identified under “Compensation Discussion and Analysis — Named Executive Officers”) of the Company; and (iv) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)

	Number of Shares Beneficially Owned		Option Shares(3)	Percent of Class(4)

Name(2)	Non-Voting Class A Common Stock(5)	Voting Class B Common Stock(6)	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock(6)
Murdoch Family Trust(7) c/o McDonald Carano, LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	19,000	102,207,826	—	*	38.4%
K. Rupert Murdoch(8)	4,134,524	103,629,864	—	1.2%	38.9%
Lachlan K. Murdoch(9)	151,524	1,952	—	*	*
Chase Carey(10)	275,374	—	—	*	—
Anne Dias	3,285	—	—	*	—
Roland A. Hernandez(11)	6,285	—	—	*	—
Jacques Nasser	13,333	—	—	*	—
Paul D. Ryan	3,285	—	—	*	—
John P. Nallen	147,759	—	—	*	—
Viet D. Dinh(5)	42,333	350	—	*	*
Steven Tomsic	16,849	—	—	*	—
All current Directors and executive officers as a group (total of 10)	4,794,551	103,632,166	—	1.4%	38.9%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on September 16, 2019.

(1)

This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various Directors and officers serve as directors or trustees.

(2)	The address for all Directors and executive officers of the Company is c/o Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036.

(3)	The number of option shares reported reflects the number of options currently exercisable or that become exercisable within 60 days following September 16, 2019.

(4)

The applicable percentage of ownership is based on 354,457,493 shares of Class A Common Stock and 266,173,651 shares of Class B Common Stock outstanding as of September 16, 2019, for such stockholder or group of stockholders, as applicable.

(5)

Beneficial ownership of Class A Common Stock includes (i) for the following Directors DSUs which are paid in Class A Common Stock as of the earlier of the first trading day of the quarter five years following the date of grant and the date of the Director’s end of service: 4,167 DSUs held by Mr. Nasser; 3,285 DSUs held by each of Ms. Dias and Messrs. Carey, Hernandez, and Ryan, and (ii) for Mr. Dinh 33,877 RSUs that will vest within 60 days following September 16, 2019.

(6)

Beneficial ownership of Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of Class B Common Stock represents both sole voting and sole investment power.

(7)

Beneficial ownership of Class A Common Stock is based on beneficial ownership of Class A Common Stock as of March 19, 2019 as reported on Form 3 filed with the SEC on March 21, 2019. Beneficial ownership of the Class B Common Stock is as of March 19, 2019 as reported on Schedule 13G filed with the SEC on March 22, 2019. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the corporate trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of the reported Class B Common Stock. In addition, Cruden Financial Services

50	2019 Proxy Statement

SECURITY OWNERSHIP OF FOX CORPORATION

has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Some of the Murdoch Family Trust’s shares of the Class A Common Stock and Class B Common Stock may be pledged from time to time to secure loans with certain banks.

(8)

Beneficial ownership reported includes 19,000 shares of Class A Common Stock and 102,207,826 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership reported also includes 1,416,666 shares of Class B Common Stock held by the K. Rupert Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership also includes 2,909,810 shares of Class A Common Stock held by the G&CM Trust that is administered by independent trustees for the benefit of Mr. K.R. Murdoch’s minor children; however, Mr. K.R. Murdoch disclaims beneficial ownership of such shares.

(9)

Beneficial ownership includes 151,372 shares of Class A Common Stock held by the LKM Family Trust, which is administered by an independent trustee for the benefit of Mr. L.K. Murdoch, his immediate family members and certain charitable organizations.

(10)	Beneficial ownership reported includes 45,101 shares of Class A Common Stock held by a charitable foundation of which Mr. Carey holds a trustee interest.

(11)

Beneficial ownership includes 3,000 shares of Class A Common Stock held by the Hernandez Family Trust, which is administered by Roland A. Hernandez as trustee for the benefit of himself and his immediate family members.

2019 Proxy Statement	51

PROPOSAL NO. 4: ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Exchange Act, the Company provides our stockholders the opportunity to vote, on an advisory, nonbinding basis, on whether future advisory votes to approve named executive officer compensation should be held every one, two or three years.

The Board has determined that holding an advisory vote to approve named executive officer compensation every year is the most appropriate alternative for the Company. In reaching this recommendation, the Board considered that holding an annual advisory vote to approve named executive officer compensation allows stockholders to provide direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual advisory vote also provides the Compensation Committee with the opportunity to evaluate its compensation decisions by taking into account timely feedback provided by stockholders. In addition, the Board recognizes that an annual advisory vote to approve named executive officer compensation is consistent with the Company’s policy of facilitating communications of stockholders with the Board and its various committees, including the Compensation Committee.

Stockholders may vote on their preferred voting frequency by choosing the option of “1 year” for an annual vote (once per year), “2 years” for a biennial vote (once every two years) or “3 years” for a triennial vote (once every three years) or may abstain from voting. Although the Board intends to carefully consider the voting results of this proposal, the vote is advisory and not binding on the Company or the Board. The Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote to approve named executive officer compensation more or less frequently than the frequency preferred by stockholders.

The Board unanimously recommends an advisory vote for the option of every “1 year” as the preferred frequency for future advisory votes to approve named executive officer compensation.

52	2019 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Company’s Board of proxies for use at the Annual Meeting to be held on November 14, 2019 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035 and at any adjournment or postponement thereof.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at Fox Studios. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. Registration will close ten minutes before the meeting begins. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

This proxy statement is first being made available to stockholders on or about September 23, 2019. You are requested to submit your proxy in order to ensure that your shares are represented at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares

The Company has two classes of common stock, Class A Common Stock and Class B Common Stock. Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting.

Record Date

The Board has fixed the close of business on September 16, 2019 as the record date for determining which of the Company’s stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof in person or by proxy (the “Record Date”). If the Annual Meeting is adjourned or postponed, notice of such adjournment or postponement will be provided to all stockholders of record entitled to vote at the Annual Meeting in accordance with applicable law and the By-laws.

Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 266,173,651 shares of Class B Common Stock outstanding and entitled to vote held by approximately 5,115 holders of record. Each share of Class B Common Stock held as of the Record Date is entitled to one vote per share on all matters to be presented at the Annual Meeting. A list of the stockholders of record entitled to vote as of the Record Date will be available at the Annual Meeting and at the Company’s principal executive offices during the ten days prior to the Annual Meeting.

If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company. As the stockholder of record of Class B Common Stock as of the Record Date, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock. However, since you are not the stockholder of record, you may not vote these shares of Class B Common Stock in person at the Annual Meeting unless you obtain a signed proxy from the stockholder of record (i.e., your broker, bank or nominee) giving you the right to vote such shares.

2019 Proxy Statement	53

INFORMATION ABOUT THE ANNUAL MEETING

Internet Availability of Proxy Materials

In accordance with the rules of the SEC, instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

The Company intends to commence distribution of the Notice of Internet Availability to stockholders on or about September 23, 2019.

The Company will first make available the proxy solicitation materials at www.proxyvote.com on or about September 23, 2019 to all stockholders entitled to vote at the Annual Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an email to sendmaterial@proxyvote.com. Our 2019 annual report to stockholders will be made available at the same time and by the same methods.

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the proxy statement for the current year or future years should be directed to the Corporate Secretary at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036. Alternatively, additional copies of this proxy statement may be requested via Internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by sending an email to sendmaterial@proxyvote.com. Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact the Corporate Secretary to request that only a single copy of the proxy statement be mailed in the future.

Voting and Submission of Proxies

The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by the proxy will be voted “FOR” Proposals 1, 2 and 3, and “1 year” for Proposal 4 in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

If you are a holder of Class B Common Stock, telephone and Internet proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date or the applicable cut-off date. If you are located in the United States or Canada and are a stockholder of record, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also submit a proxy for your shares by Internet at www.proxyvote.com. Both the telephone and Internet systems have easy to follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by telephone or Internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you submit a proxy by telephone or Internet, you do not need to return your proxy card to the Company. A telephone or Internet proxy must be received no later than 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date or the applicable cut-off date.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

While the Company encourages holders of Class B Common Stock to vote by proxy, you also have the option of voting your shares of Class B Common Stock in person at the Annual Meeting. If your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to

54	2019 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting and vote in person, you must obtain and provide when you request an admission ticket a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Class B Common Stock.

Revocation of Proxies

A proxy may be changed or revoked by a stockholder at any time prior to the voting at the Annual Meeting:

•	if you are a holder of record of Class B Common Stock, by notifying in writing our Corporate Secretary, Laura A. Cleveland, at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036;

•	by attending the Annual Meeting and voting in person (your attendance at the Annual Meeting will not by itself revoke your proxy);

•	by submitting a later-dated proxy card;

•	if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or Internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Attending the Annual Meeting in Person

While all of the Company’s stockholders are invited to attend the Annual Meeting, only holders of Class B Common Stock are entitled to vote at the Annual Meeting. As discussed above, if your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting and vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record giving you the right to vote the shares of Class B Common Stock.

If you plan to attend the Annual Meeting in person, you must be a stockholder on the record date of September 16, 2019 and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners. You can print your own ticket and you must bring it to the meeting to gain access. Tickets can be printed by accessing Shareholder Meeting Registration at www.proxyvote.com and following the instructions provided (you will need the 16-digit number included on your WHITE proxy card or voter instruction form). If you are unable to print your ticket, please contact the Corporate Secretary at 1-212-852-7000. Requests for admission tickets will be processed in the order in which they are received and must be submitted no later than 11:59 p.m. (Eastern Time) on November 8, 2019. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. If you received your Annual Meeting materials electronically and wish to attend the meeting, please follow the instructions provided for attendance. If you are attending the Annual Meeting in person, you will be required to present valid, government-issued photo identification, such as a driver’s license or passport, and an admission ticket to be admitted to the Annual Meeting.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. Registration will close ten minutes before the meeting begins. If you do not provide an admission ticket and government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

If you require any special accommodations at the Annual Meeting due to a disability, please contact the Corporate Secretary at (212) 852-7000 or send an email to 2019AnnualMeeting@fox.com and identify your specific need no later than November 8, 2019.

The Annual Meeting will be audiocast live on the Internet at https://investor.foxcorporation.com/annual-meeting.

2019 Proxy Statement	55

INFORMATION ABOUT THE ANNUAL MEETING

Required Vote

Quorum. In order for the Company to conduct the Annual Meeting, the holders of a majority of the Class B Common Stock outstanding and entitled to vote as of the Record Date must be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares of Class B Common Stock.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares of Class B Common Stock by submitting your proxy by telephone or the Internet or, if you requested a hard copy of the proxy card or voting instruction card, by completing and returning the proxy card or voting instruction card as promptly as possible in the accompanying postage-paid envelope prior to the Annual Meeting to ensure that your shares of Class B Common Stock will be represented at the Annual Meeting so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

Election of Directors. In an uncontested election, each Director shall be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director’s election exceeds the number of votes cast “AGAINST” that Director’s election. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be counted as a vote cast either “FOR” or “AGAINST” with respect to the Director or Directors indicated. If you do not instruct your broker, bank or other nominee how to vote in the election of Directors, no votes will be cast on your behalf. In a contested election where the number of nominees for Director exceeds the number of Directors to be elected, each Director shall be elected by a plurality of the votes cast. The election of the seven Director nominees at the Annual Meeting will be an uncontested election.

Ratification of Independent Registered Public Accounting Firm. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the votes cast on this proposal.

Advisory Vote to Approve Named Executive Officer Compensation. We will consider this proposal to be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” the proposal.

Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation. We will consider this proposal to be approved, on an advisory basis, if a plurality of the votes cast at the Annual Meeting is voted for “1 year.” Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” the proposal.

Other Items. Under the Company’s By-laws and the Nasdaq listing rules, approval of each other proposal to be voted upon at the Annual Meeting requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to any proposal and broker non-votes will not be counted as a vote cast “FOR” or “AGAINST” that proposal.

All shares of Class B Common Stock represented by properly executed proxies which are submitted or returned and not revoked will be voted in accordance with your instructions. If no instructions are provided in a properly executed proxy, the number of shares of Class B Common Stock represented by such proxy will be voted:

•	“FOR” the election of each of the Director nominees;

•	“FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020;

•	“FOR,” on an advisory basis, the approval of the compensation of named executive officers;

•	“1 year,” on an advisory basis, as the preferred frequency for future advisory votes to approve named executive officer compensation; and

•	in accordance with the holder of the proxy’s discretion as to any other matters raised at the Annual Meeting.

A representative of American Election Services, LLC has been appointed to act as independent Inspector of Elections for the Annual Meeting and will tabulate the votes.

56	2019 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Electronic Delivery of Future Proxy Materials

In an effort to reduce the amount of paper used and mailed to stockholders’ homes, stockholders can elect to receive future Fox Corporation proxy statements, annual reports and related materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should select the “Email Alerts” link in the “Resources” section of the Company’s website at www.foxcorporation.com. You may resume receiving copies of these documents by mail at any time by selecting the appropriate stockholder link on this enrollment page and canceling your participation in this program.

2019 Proxy Statement	57

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and Nasdaq. Directors, officers and beneficial owners of more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of the reports they file.

We believe that all of our current and former Directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during the fiscal year ended June 30, 2019, except that a Form 4 reporting the purchase of 200,000 shares by Mr. K.R. Murdoch was filed on the day following the due date.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended June 30, 2019 with the SEC on August 9, 2019. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website: www.foxcorporation.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K, including the financial statements and schedules, may be obtained without charge from the Company. Paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 852-7059 or by email at investor@fox.com.

2020 ANNUAL MEETING OF STOCKHOLDERS

It is currently anticipated that the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) will be held on November 12, 2020.

To be considered for inclusion in the Company’s proxy statement for the 2020 Annual Meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be in writing and received by the Company’s Secretary at the Company’s principal executive offices at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036 no later than May 26, 2020. Such proposals must also comply with the requirements of Rule 14a-8.

Under the By-laws, stockholder proposals made outside the process of Rule 14a-8 must be in writing and received by the Company’s Secretary at the Company’s principal executive offices between the close of business on July 17, 2020 and the close of business on August 16, 2020; provided, however, that in the event that the 2020 Annual Meeting is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2019 Annual Meeting, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2020 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2020 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2020 Annual Meeting is made. Stockholders are advised to review the By-laws, as they contain additional requirements with respect to advance notice of stockholder proposals and director nominations. A copy of the By-laws is available on the website of the SEC (www.sec.gov) as Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 14, 2019 and filed with the SEC on March 19, 2019.

58	2019 Proxy Statement

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

Viet D. Dinh

Chief Legal and Policy Officer

New York, NY

September 23, 2019

YOUR VOTE IS IMPORTANT. THEREFORE, PLEASE PROMPTLY VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED.

2019 Proxy Statement	59

APPENDIX A

FOX CORPORATION ANNUAL MEETING OF STOCKHOLDERS Complimentary parking for the Annual Meeting will be at the Century Park West Parking Structure. NO ATTENDEE ENTRY OR PARKING WILL BE PERMITTED AT FOX STUDIOS. Shuttle transportation to and from the Annual Meeting will be provided from the Century Park West Parking Structure. YOU CAN ONLY ENTER THE ANNUAL MEETING BY TAKING THE SHUTTLE AT THE LOCATION MARKED ON THE MAP. DIRECTIONS TO CENTURY PARKWEST PARKING STRUCTURE From LAX Take San Diego Freeway (Interstate 405) North and exit at Santa Monica Boulevard. Turn right onto Santa Monica Boulevard, proceed 2 miles and turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point. From East Take Interstate 10 West past downtown Los Angeles. Exit at Overland Avenue and turn right. Proceed 1 mile to Pico and turn right. Proceed 1 mile to Avenue of the Stars and turn left. Follow map to Parking Structure and Shuttle Point. From North Take Highway 101 South to I-405 South. Exit I-405 onto Santa Monica Boulevard and turn left. Turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point. From South Take Interstate 5 North to I-405. Follow I-405 North to Santa Monica Boulevard and turn right. Proceed 2 miles to Avenue of the Stars and turn right. Follow map to Parking Structure and Shuttle Point. CENTURY PARK WEST PARKING STRUCTURE 2030 CENTURY PARK WEST LOS ANGELES, CA 90067 SANTA MONICA BLVD CENTURY PARK EAST AVENUE OF THE STARS CENTURY CITY SHOPPING & MARKET PLACE CENTURY PARK WEST CONSTELLATION BLVD GALAXY WAY SOLAR WAY E (CPW) CENTURY PARK WEST PARKING STRUCTURE FOX PLAZA FOX STUDIOS PICO BLVD MOTOR AVE N MAP LEGEND SHUTTLE POINT E PARKING ENTRANCE

2019 Proxy Statement	A-1

FOX CORPORATION 1211 AVENUE OF THE AMERICAS 44TH FLOOR NEW YORK, NY 10036	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
STOCKHOLDER MEETING REGISTRATION
To attend the meeting, go to the “Register to Attend Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E85256-P28488                KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.            DETACH AND RETURN THIS PORTION ONLY

FOX CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.
1. Proposal to elect 7 directors	For	Against	Abstain

1a. K. Rupert Murdoch AC	☐	☐	☐			For	Against	Abstain

1b. Lachlan K. Murdoch	☐	☐	☐	3. Advisory vote to approve named executive officer compensation.		☐	☐	☐

1c. Chase Carey	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF 1 YEAR ON PROPOSAL 4.	1 Year	2 Years	3 Years	Abstain
1d. Anne Dias	☐	☐	☐	4. Advisory vote to approve the frequency of future advisory votes to approve named executive officer compensation.	☐	☐	☐	☐
1e. Roland A. Hernandez	☐	☐	☐

1f. Jacques Nasser AC	☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
1g. Paul D. Ryan	☐	☐	☐
2. Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending June 30, 2020.	☐	☐	☐

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

If you plan to attend the Annual Meeting on November 14, 2019, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than November 8, 2019. On the day of the Annual Meeting, each stockholder will be required to present a government-issued picture identification such as a driver's license or passport with their admission ticket. Seating will begin at 9:00 a.m. (Pacific Time) and the Annual Meeting will begin at 10:00 a.m. (Pacific Time). Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E85257-P28488

FORM OF PROXY

IMPORTANT NOTICE TO STOCKHOLDERS

of FOX CORPORATION

The Annual Meeting of Stockholders will be held at the

Zanuck Theatre at Fox Studios

10201 West Pico Boulevard

Los Angeles, California 90035

November 14, 2019 10:00 a.m. (Pacific Time)

This proxy is solicited on behalf of the Board of Directors

of Fox Corporation for the Annual Meeting of Stockholders November 14, 2019

        The undersigned, a stockholder of Fox Corporation, a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company's Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. Lachlan K. Murdoch, John P. Nallen and Viet D. Dinh and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 14, 2019 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3 AND "1 YEAR" ON PROPOSAL 4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

FORM OF PROXY

(Continued and to be signed on reverse side)